825 Broadway Raalty,LLC Samayabeneli RE LLC AS 2 East 30, LLC 273YocoLLC OBA 2 East 30, LLC, as tenants in common to Anheart Inc., LEASE Landlord Tenant Dated as of July 2, 2018 The Premlses are located in that certain building known as: 275 Fifth Avenue, New York, Ne,,· York Exhibit 10.1

LEASE (this "Lease"), dated as of July 2, 2018, between 825 Broadway Realty,LLC, Snmayabene1i RE LLC, S 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC, as tenants in common, having an address c/o Premier Equities Management, LLC, 1151 Broadway, Suite 2S, New York, New York 10001 (collectively, ''Landlord"), and Anheart lnc., having an address at 13 5-15 401h Road, Suite 402, Flushing, New York 11354 ("Tenant"). WITNESSETfJ. WHEREAS, Landlord is the owner of the building (the "Building") located at 275 Fifth Avenue, New York, New York; and WHEREAS, Tenant is desirous of leasing a certain portion of the ground floor, lower level, and second floor of the Building (such portion shall be referred to collectively herein as the ••Premises") as shown on the attached exhibit, and Landlord is willing to lease the Premises to Tenant, on the tenns and conditions hereinafter set forth. NOW1 THEREFORE, Landlord and Tenant agree as fo1lows: ARTICLE OF DEFINITIONS Definitions. As Hscd herein: uAdditional Rent'' shall mean all sums of money, other than Fixed Rent (as hereinafter defined), as shall become clue and payable from Tenant to Landlord under or pursuant to this Lease. "Alterations'' shall have the meaning set forth in Section 23.l(A). i•Bankruptcv Code" shall have the meaning set forth in Section l 5.2(A). ''Base Tax Year" shall mean the twelve (12) month period from July 1, 2018 through and including June 30, 2019. '~uilding" shall have the meaning set forth in the Preamble. ''CGL" shall have the meaning set forth in Section 23.l(B)(vii). "Commencement Date" shall have the meaning set forth in Section 1.4. ''Control Area" shall have the meaning set forth in Section 5 .1 (A). ''Cure Period" shall have the meaning set forth in Section 16. l . 44Destruction Date" shall have the meaning set forth in Article Xii(B). "Environmental Laws" shall have the meaning set forth in Section 24.1 . "Expiration Date'' shall have the meaning set forth in Section 1.2(A).

''Fixed Rent" shall have the meaning set forth in Section 2.l(A). "Guarantor" shall have the meaning set forth in Section 33.1. "Guaranty'' shall have the meaning set forth in Section 33.1. "Hazardous Substances or Waste'' shall have the meaning set fo11h in Section 24. l . "I:!Ye&'' shall have the meaning set forth in Section 8.3(A). ''LCM:''' shall have the meaning set forth in Section 30.l. ''Incentive Programs" shall have the meaning set fonh iu Section 30.1. "Landlord'' shall ha\'e the meaning set forth in the Preamble_ ''Landlord Patties·• shall have the meaning set forth in Section 8.1 (J). ' 'landlord's Work" shall have the meaning set forth in Section U(A) "Laws'' shall have the meaning set fonh in Section l 1-1 (A)_ ''Lease" shnll have lhe moun.ing sat fonh in the Preamble. · "Lense Tenn" shall have the meaning set forth in Section l.2(A). "wse Year'' shall mean, for the first Lease Ycnr, the period commencing on the Commcnccmont Date and ending ou the last day of tllc month immediately prior to the month in which the twelve-month anniversary of Ilic Commcnccincnl Date occurs, and in cnch subsequent Lease Y car, cuch subsequent period of twelve months. "Morlgc:igc" sh.i'.111 have the meaning set forth in Section 15.1. "Notice'' shnll have the meaning set forth in Sc.ctioD. 20. "Pcr~lucd Use" shall have the meaning set forth_ in Section 5.1 .. ".Pi-emises" shall have the meaning set forth in the Preamble. "Ren! Estate Taxes" shaU mean nll real estate taxes, sewcl' rents, water frontage charges, business improvement district t'llld other assessments, .special or otherwise, levied, assessed or imposed by u,e City of New York or any other taxing authority upon or with respect to the land, Building, development, subterrdnean or air rights or othenvise in connection with the real property located at and known as 275 Fifth Avenue, (Block 859, Lot 88}, or such other tax lot(s) thet ma.y be subsequently redcsign1tted including, without limitation, in connection with any future subdivision, combination or condominium) and a.11 taxes assessed or imposed with respect to the rentals payable hereunder other than general income, gross receipts and excess profits taxes (except that general income, gross receipts and excess profits taxes 5,hnll be included if covered by the provisions of the following sentence). Real Estate Tal{es shall also include any 2 taxes, charges or assessments levied, assessed or imposed by any taxing authority in addition to or in lieu of !he present method of real estate ta.xation, including, hut not limited to, any occupnncy, gross receipts, rental, income, franchise. transit or other tax. With respect to any Tax Year, all Tnx Expenses (as hereinafter defined) shall be considered as part of the Real Estat~ 'foxes for such Tax. Year. Tenant hereby waives any right to institute or join in tax certiorari proceedings or othe1· similar pl'oceedings contesting the amount or validity of any Real Estate Taxes. •rn.ent" shall have the meaning set forth in Sf:!ction 2. t (B). "Sign Iterps'' shall have the meaning set forth in St:ctioti 2S.1. "Special Cause of Loss Form" shnlt have th~ meaning set forth In Section 8.l(J)(l)(i). "Subsequent Year'' shall mean each Tnx Year cornmencing within the Tem1 of this Let!Sc that shall be subsequent to the Base Tax Y 1mr. "Superior Lease" shall have the meuning se:t foJth in Section 15.1. "Superior Lessor" shall have the meaning sel forth in Section l5. l . "Superior Mortgage" shall have the meaning scl forth in Section 15. J. "Sune,rioLMortgagee" shall have the meaning set forth in Su~tion 15. l . "TL\X Expenses" shall mean all expenses (inclttding but not limited to customary and t1su11l attorneys' fees, cxpe::11 and other witnesses' fees and disburst.'1Tlents) incurred by Landlord in connection wit11 any 1.1ppticotion or proceeding to reduce lhu i:isses!led valuation of the land and Building for each Tax Year with respect to Real Estate Taxes or otherwise in contesting the validity or amount of any Real Estate Taxes or in obtaining u refund of Real estate Taxes. "Tax Staten,enf1 shall menn a statement setting forth the amount payable by Tenant for a specified Subsequent Year pursunnt lO Artlcl~ III. "Tax Vear'' shall mean each 12-monlh pBriod commencing July F ' and ending June 30th or any portion of which occurs during the Tern, of this Lease. nllifillt11 shall hnvc the meaning set forth in the Preamble. ''Thn!.11t Chimge'; shall have the meaning set forth in Section 8. l(E). "Tenant's Prope11V'1 shall have the meaning set forth in Section 6.1. "Tenant'§ Propertv Policy" shall the meaning s~t forth in Section 8.1 (J)(l )(i). "Tenant's Prop9rtjor111te Share" shall mean 45%. "Tcnunt's Tax Pnyment" shall have lhcmcn.ning set forth in Section 3.1. 3

"Tc11n.nt's Work'' shall have the meaning set forth in Section t.3(B). "Tcm1'; shall have the meaning set forth in Section l .2(A). "Transferee" shall have the meaning set forth in Section 24.5. "Unavoidable Delays" Landlord's inability to fulfill or delay in fulfilling any of its obligutions 1.1uder this Lease expressly or impliedly to be performe<l by landlord or Ln.ndlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay i11 supplying any equipment or fixtures, if Landlord' s inability or delay is due to or arises by reason of str:ikcs, labor troubles or by accident, or by any cause whatsoever beyond Landlord's reasonable control, inc..:luding governmental preemption. in connection with a national emergency, legul requirements or shortages, or unavailability of labor, fuel1 steam, water, electricity or materials, or delays caused by Ten-ant or other tommts, mechanical breakdown, nets of God, enemy action, civil commotion, fire or other casunlty. "Work" shall have the meaning set forth in Section 8.i(K)(I). ''Work Comvlet:ion Date" shall have the meaning set forth in Section I .3(8). ARTICLEl Demis.e of Premises; Term SECTION 1.1 Demise, Lundlord hereby demises to Tenant and Tenant hereby hires from Landlord, subject to the covenants and agreements co11tained in this Lease. the Premises, as substantiaTiy shown on Exhibit A attached hereto and made a part hereof. No vaul lS1 vaul I space or areu, whether or not e11closcd or covered, not within the pl'opcrty line of the Building is lensed hereunder, anything contained in or indicated on any sketch. blueprint or pl.in. or anything contained elsewhere in this Lease to the contrury notwithstanding. l11ndlord makes no representation as to !he location of the property line of the Building. All vaults aud vault space, if any, and all such areas not within the property line of the Building that Tenant may be pc.Tillittcd to use and/or occupy are to be used and/or occupied W1dcr n rcvocabk license, and if any such license be revoked, or if such space or area be diminished or required by any federal, state or municipal authority or public utility, Landlord shnll not ba subject to any liability; nor shall Tenant be entitled to any compensation or diminution or abatement of Rent (as hereinafter defined), nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be pa.id by Tenont. 4

SECTTON 1.2 Tenn: CormncnccmcnL Dute; Expiration Date. (A) The tenn of this Leo.so ( .. Lcas(.l Term" or "Term") shnll begin on the Commencement Date (as hereinafter defined) and shall end, unless soOilet· terminated~ on the last day of the fifteenth Lease Year (such date, the 4'Ex:piration De.to''). (B) Failure to Give Possession: lf La.odlord is unable to give possession of the Premises on the Commencement Date becnusc of the holding-over or retention ot' possession of ariy tcnunt, undert~nant, or occupants, or if the Prcntl.scs arc located in u building being constructed, because such building has 110L bean sufficiently conipleted to make the Premises reudy for occupancy, or because of tho fact that n cenificnte of occupancy has not been procured; or for any other ma.son whatsoever, Landlord shall not be subject to nny liability for failure to give possession on said date and the validity of tlt.is Lc11sc shall not be impaired under such circumstances, nor shall the same be constru~d in uny wise to extend the term of this Lease, but the Rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession or complete constroction) until after Landlord shall have given Ttmant written notice that Landlord is able to deliver possession in the condition required by this Lense, If permission ls given to Tenant to cntor into (ho Prcmis~s or to occupy the Premises prior to the Commencemen.t Date, Tcn.nnl covortant.s and agrees thut such possession and/or occupancy shall be deemed to be pursuant and under alt the tenns, covenants, conditions and provisions of Lhis Lease, cxccpl the.: ubligution to pay the Fixed Rent (as hereinafter defined). The provisions of this Section 1.2(B) are intended to constirutc "an express provision to the contrary'' within the meaning of Section 223-a of the New York Real Property Law. SECTION 1.3 Landlord's Work:.Tonant's Work. (A) Landlord sh.-111 not be required to perfmm any work to prepare: the Premises for Tenant's occupancy other than I.he "Landlord's Work." Landlord Work shall be deemed to mean the work listed on Exhibit B annexed hereto. (B) At Tenant's sole expense, Tenant shall perform or cause the perfonnnnce of Alterations (as defined below) in and to the Premises and promptly prepare the same for the operation of Tenant's business therein (''Ten.anCs Work") in accordance with all the terms, conditions and provisions contained in this Lease including, without limitation, Article XXUI hereof. Tenant shall submit plans and specifications for Tenant's Work to Landlord for Landlord's approval no later than forty fivo (45) days from the date herc.u{: o.nd Tcnnnt covenants and agrees to use diligent efforts to complete Tcnantts Work in accordance with accepted plans and spec::ificP.tions as -promptly as possible and open for business to the public fully fixturcd, stocked and staffed within six (6) months following the Commencement Date (the "Work Completion Date''}, time being of the essence. Tenant acknowledges that the foregoing covenant is a material inducement for Landlord to enter into th.is Lease with Tenant and that the damage to Landlord resulting from any such failure by Tenant to timely open the Premises for business will be substantial and will be impossible to accurately measure. Accordinglyt Tenant agrees thnt in the event Tenant fails to complete Tenantts Work and open for business to the public fully fixturcd, stocked md staffed by the Work Completion Date (time being of the essence), in addition to any other rights and remedie-s Landlord may have hereunder or at law or in eqwty, Tenant :shall pay to La.ndlQrd, in addition to the Rent payable hereunder (and to the extent a rent 5 concession is then in effect, the Fixed Rent that would be due hereunder assuming such rent concession was not in eflect), an additional item of Additional Rent in a11 amount equal to the aggregate of the per diem Fixed Rent then payable hereunder for each day such failure continues. For the puiposes of this Lease, 11Additionnl Rent" shall ruean all sums of money, other than Fi/ted Rent and Percentage Rent (as hereinafter defined), ns shall become due and payable from Tenant to Landlord under or pursuant to tltls Lease. SECTION 1.4 Commencement Date, ''Commencement Date" means the date upon which (i) Landlord's Work is substantially completed, and {ii) Landlord tenders possession of the Premises to Tenant. The tenn "substantial completion" or ' 'substantiall)' completed" or words of sitnilar import shall mean the dote when Landlord's Work in the Premises then remaining to be clone, if any, consists of minor "punchlist items" and shall have reached U1ac slagf;l of completion suob. that Tenant could either \ISC or occupy lhc Premises or Tcnnnt could then proceed to commaiice its initial Alterations without unreusonable interference by reason of those items still required to complete Lru1dlord's Work; not including nny of L.indlord's Work Uiat may rtllltc to work outside of Llic Pn.:mise.~. Further, taking of possession of the Premises by Tenant or the commcnccmcnl of construction by Tenant following Tenant's receipt of notice n·om Landlord of substantiul cnmpletion of Landlord's Werk in respect t!Jereof, or otherwise, shall be conclusive evidence that substantial completion was, in fact, achieved. Within a reasonable time following Landlord's receipt and upproval of Tenant's plans an<l specifications for Tcnam 's Work, Landlord agrees to deliver to Tenant a fom1 ACP-5. SECTION 1.6 Required Qpenint!. If aficr tht: date that is forty-five (45) days after the Work Completion Date Tenant has still foiled to complete Tenant's Worlc and open tile Pt"cmiscs to the public for business fully fixtu.red, stocked and staffed, tl1cn Landlord shall have the 1ighl, but not the obligation, to terminate this Lease upon not less than five (5) days prior written notice until such limo as Tenant is actually open to Lh(.! public for business from tl1e Premises as aforesaid. If Landlord elects to terminate this Lease and Tenant fails to open to the public for business within five {5) days after receipt of written notice, then, in such event, neitJ,er party shall huvt: any further obligations or liability hereunder ex.cept as and to the extent same expressly su1Yives the expiration or cnrlicr tcm,ination of thls Lease. SECTION 1.7 Ogcratio11: (A) This Lease is intended to be n "net lease", and except as may otherwise be expressly provided herein, Tenant shall have sole responsibility for tbc care, maintenance, management, op~ration, control, use and occupancy of the Premises in all respects, and Tenant shall be liable for and shall bear all of the costs and expeascs of lhc operation and maintenance of the Premises. Except as spt:cific.ally othctwisc: sc:t forth herein; Tenant shall not be entitled to any abatement, reduction, setoff, counterclaim, defense or deduction with respect to any Rent or other sum, charge, cost, expense, paytnent or deposit payable by Tenant hereunder, nor shall the obligations of Tenant hereunder be affected, by rea~on of, witho\1t limitation, any of the following: (i) any damage or destruction of the Premises or any part thereof, (ii) any taking of the Pn.mises or any part thereof by conde1m1ntion or otherwise; (iii) any prohibition, limitation, restriction or prevention of Tenunt's use, occupnncy or cajoyment of the Premises or any part thereof, or any interference with such use, occupancy or enjoyincnt by any party other than Landlord or any party claiming by, through or under Landlord; (iv) any default by Landlord 6 under this Lease or under auy other agreement; (v) the impossibility or illegality of performance by Landlord, Tenant or both; (vi) any action of any governmental authority; or (vii) any other onusc whether similar or dissimilar to the foregoing. (13) The partie-s hereto iutcnd that the obHgations ofTennnL hereunder shall be separate and independent covenants 1rnd agrcc1ncnts and shall continue unaffe.cted unless such ohligulions shall have been modified or terminated pursuant to an express provision of this Lease~ und each provision hereof shall be. sepni-ate and independent and the breach of any such provision by Landlord shall not discharge or relieve Tenant from its obligations to perform euch and every covt:nant to be perfonned by Tenant hereu1,dcr. Tcnnnt waives all rights to tenninate or sun·ender this Lease and to any abatcmcnl or dcfcm1tmt of Rent or any other sum payable hereunder. ARTICLF: II Rent SECTION 2.1 Fixed Rent: Additional Rent. (A) Tenant shall pay to Landlord, in cqu:ll monthly insrnllinen.ts in advance on the iirst day of each and cvory oalcndur month of every I .ease Yem· of the Lease Term. wilhout notice or demand, nnd witl1oul any :iet-o!f, counterclaim, abatement or deduction whatsocvc::r1 in lawful money of the United States by wire transfer of funds or check drawn on a bank which is a mcrt1bcr of cbd New York Clearing House Association1 (i) Fixed Ri..-nt (as set forth below) in ci:1ual monthly installments, in advance, on the first day of each month during the Tenn, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Tenant shall pay one montl,'s Fixed Rent upon Tenant's cxccurion of this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for such month shall b~ prorated on n per diem ba::;i~ bused on the actual number of days in si1ch month. 11,c fixed rent (''Fixed Rent") shull be paid to Landlord d'1ting the periods and at the rates shown on Port T of fllUlibit E annexed hereto. (B) [n addition to Fixed Rent, Tenant shall pay to Landlord Additionul Rent, commencing on the Commencement Date, as provided in Article m hereof and elsewhere ia this Lease (Fixed Rent and Additional Rent, colhictively, "Rent"). All Rent shall be paid to Landlord, at its office, or at such other phice or places us Landlord shall designate, from time to time, to Tenant, in lawful money of the United States of America. SECTION 2.2 Rent C9mme11cemc.nt Pat£. Notwithstanding anything to the contrary herein contained nnd provided that Tenant is not thl!ll in default hereunder, Tenant's obtigution to pay the Fixed Rent shall commence upon the earlier to occur of the date Tenant opens for business at the Premises and thrco (3) months from the Comrnencement Date (sucl\ earlier date, the "Rent Commencement Date''). If at any time after the Rent Commencement Date, Tenant shnU b3 in d~fault hereunder, then Tenant sbaU be obligated to pay to Landlord the Fixed rent that wa..~ abated for the period between the Cornntcncomc::nl Date and the Rent Commencement Date, which payment shall be mado within ten (10) clays after Landlord's delivery of an invoice therefor. If the Rent Commencement Date occurs on a day other lhan the 7 first day of a calendar month, the Fixed rent payable for such month shall be prorated on a per diem basis based upon the actual number of days in such month.

SECTION 2.3 Manner of Payment. Tenant shall pay Rent as and when the same shall become due and payable, without demand therefor, and without any abatement, setoff or deduction whatsoever, and shall keep, observe and perform each and every covenant and agreement herein contained on its part to be kept, observed and performed.

SECTION 2.4 Renewal Option. (A) Provided this Lease is in full force and effect and there is no default under any terms, covenants or conditions of this Lease at the time original Tenant provides written notice of its election to extend the term of this Lease and at the commencement of the renewal term, the original named Tenant shall have the right and option (each, a 'Renewal Option") to renew the Term for two separate five (5) year periods (each, an "Extension Period"), the first such Extension Period (the "First Extension Term") to commence on the first day of the Sixteenth (16th) Lease Year and ending, unless sooner terminated pursuant to the terms of this Lease or applicable law, as of the last day of the Twentieth (20th) Lease Year, and the second such Extension Period (the "Second Extension Term") to commence on the first day of the Twenty-First (21st) Lease Year and ending, unless sooner terminated pursuant to the terms of this Lease or applicable law, as of the last day of the Twentieth-Fifth (25th) Lease Year. The original named Tenant may exercise the renewal option for the First Extension Term by delivering a written notice (the "First Extension Notice") to Landlord of such exercise not less than twelve (12) months prior to the expiration date of the original term of this Lease, and may exercise the renewal option for the Second Extension Term by delivering a written notice (the "Second Extension Notice") to Landlord of such exercise not less than twelve (12) months prior to the expiration date of the First Extension Term, time being of the essence with respect thereto. In the event that Tenant fails to give the written extension notice to Landlord as herein provided for a Renewal Option, time being of the essence, the Renewal Option shall automatically terminate, and Tenant shall have no further rights or options to extend the Term of this Lease, it being understood that Tenant shall not have the right to exercise the Renewal Option for the Second Extension is Tenant does not exercise the Renewal Option for the First Extension Term.

(B) Each Extension Period shall be upon the same covenants, agreements, provisions, terms and conditions as set forth in this Lease, except that the original named Tenant shall have no further option to renew or extend the term beyond the expiration of the Second Extension Term and that the annual Fixed Rent during each Extension Period shall be equal to the greater of (i) 100% of the Fair Market Rental Value (as hereinafter defined) taking into consideration annual fair market escalations for the Premises during the relevant Extension Period, or (ii) the annual Fixed Rent as set forth in subsection (E) below. If Tenant provides written notice of election to extend the Term as hereinabove provided, Landlord may deliver to Tenant Landlord's determination of the Fair Market Rental Value during the relevant Extension Period; provided, however, Landlord must deliver such estimate within thirty (30) days after a written notice requesting same from Tenant (which notice may not be served earlier than four months prior to the first day of the relevant Extension Period), and said amount shall constitute the Fair Market Rental Value for the Extension Period unless, within thirty (30) days after Landlord delivers to Tenant Landlord's estimate, Tenant shall notify Landlord that it disputes such estimate, specifying in detail the reasons therefor, and its estimate of the Fair Market Rental

8

Value (time being of the essence with r1::ipe1cl to the givh\g oi such notie-0 by Tenant). Cf Landlord and Tenant agree on n Fixed Rent for an Extension Period, the new Fixed Rent shall be the rem so agre.ed upon and shall be effective as of the firsl da.y of lhe relevant Extension Period. [f Landlord and Tenant cnnnot agree on the Fair Market Rental Value within thirty (30) days after Tenant delivers to Landlord notice of Tenant's proposed annl!fll Fixed Rent, the Fair Market Rental Value shall be determined in accordance with the lcnns sel forth in subparagraph (C) below und until such determination is made, Tenant shall pay 120% of the annual Pixed Rent as set forth in subsection (E) of the schcdult: bt.:low. Within ten {10) days after said determination is made of Fair Market Rental Value and it is detemlined ti.lat the Fair Mnrkcl Rental Vnlue is greater than as scl forth in subsection (E) of the schedule below with rcsp!;!Ct to such Extension Period, Tenant shall pay Landlord the sum equal to lhc amount of annuul Fixed Rent that Tcnam paid less the then determined Fair Market R1:ntal Value for each month until that date. Thereafter, Tenant shall pay the FuiT Market Rental Value for the rcmn.iudcr of the term in accordance with this Section. (C) As used herein, .. Fair Market Rental Value'' shall be defined as the fair annual market rental vnluc of lhc Premises at its highest a11d best use, unencumbered by this Lease for the length of the applicable Extension Period taking into considci-c1tion annual fair market cscolalions of lhe Pl'emiscs for such me.tension Period for similar type premises in btLildings substantially similar to the Building located in lhe immediate vicinity of ihe Premises entered into at or about the beginning of the Extension Period by a landlord not compelled lo lease (and who has had a rcasontiblo time to locate an acceptable tenant) and a tcoanl not compelled to rent, wiUioul consideration of the value o'f the improvements made by TcnWlt to the Premises, but othcnvisc considering: (x) the tenns and c-0nditions of this Lease as applicable, and (y) aJI other relevant factors, includJng, without limitation. Lhe fact that Tenant will take the Premises in its ''ns-is" condition, that neither Landlord nor Ttnant will incur an.y of the customary transuctional costs, that the Premises will already be built to satisfy Tenant's needs and ready for Tenant's occupancy and that Tenant will incur no relocation costs. ln the event that Landlord and Tenant arc unable to agree on the Fnir Market Rental Value at least sixty (60) days prior to the applicable Extension Period conunencc::mcnt date, thct1 either party shall promptly choose an 1ITbitrator who is n senior officer of a recognized Manhattan leasing, brokerage or real estate consulting firm who shall bavo nt least ten ( I 0) years' experience in (i) the leasing of comparable retail space in Munhutlun or (ii) the nppraisal of comparable buildings in Manhattan. The two arbitrators shall the11 detemiine the Fair Market Rental Value within sixty (60) days after the appointment of e-ach arbitrator, and, if the two arbitrators are unable to agree upon U1c Fair Market Rental Value within such sixty (60) day period, then a third arbitrator with the same quolificntious of the fl.rst two arbitrators shall be selected by the two arbitrators but which third arbitrator shall not have represented Landlord or any of Landlord's affiliates in th~ last two (2) years (or if they IU'C unnble to agree, then the selection shall be made by the AAA or any organization successor thereto, or b.y any other recognized reputable arbitration tribunalt such os JAMS or Endispute)1 and the third arbitrator shntl dctcnnint:! the Fair Market Rental Value within thirty (30) days therenftcr. The Fair Market Rental Value as so detennined by the third arbitrator shall be binding upon the parties_ Landlord and Tenant shall equ111ly split the fees and expenses of the tbird (3rd) arbitrator and of the AAA (or other arbitration tribunal so utilized) and each party shall bear its own legal fees and arbitrator foes. It is expressly 9 understood that any determination of Fair Markel Rental Value pur!>uant to thi!l Lease shall be based on the criteria stated in this Article. (D) Upon the final determination of the Fixed Rent fo1• tile relevant Extension Pe1iod, Landlord and Tenant will enter into a lensc amendment reasonably acccpLable to Landlord and Tenant which mc1nori11.lizcs the extension of the Term for the Extension Period, and the Fixed Rent payable during the rcfovant Extension Period. Al no time during any Extension Period witl the Fixed Rent be less thl!n us set forth in the l'ent schedule in Subsection (E) below rn the event of n failure,, refusal or inability of any arbitrator to act, his or her successor shall be appoitltcd by him or hor, but in the case of the third arbitrntor:. his or her successor shall be appointed in the so.me mann~r as that set forth herein with re~pect to the 0.ppointmcn1 of the original third urbitrutor. (E) (i) Subject to the: temis of this Atticle, if Tenant exercis~ the renew!\I option for the First Extcmsion Tt:nn, the Fixed lle11t shAll be not less than the amounts shown on J.>art lJ ofExhibjt E annexed hereto. (ii) Subject to the terms of this Article, if Tenant cx.crci.scs the renewal option for the Second Extension Tenn, U\c. Fixed Rent snail be not less lhun the ommmt.'l shown on [>nrl HI of Exhibit E annc..xcd hcr~to. ARTICLE III Rcml Esuatc Taxes 1tnd Oporating Expense SECTION 3.1 Tenant's Tax Payment. If in any Subsequent Year, Real Estate Taxes shall be greater than Real Estate Taxes for the Base Tax Year, then Tenant shall pay, in addition to the Fixed Rent, and as Additional Rent for such Subsequent Year, an amount (hereinafter ~'Ienant:s Ia& PaYffient") equal to Tenant's Proportionate Share of such increases. Such Additional Rent shall be puid by Tt:nant notwithstanding the fact that Tenant may be exempt, in whol~ or in part, from the payment of any Real Estate Taxes due to Tenant's diplomatic. charitable, or otherwise rnx-cxempt st11tus, or for !\ny other reason l.lt all. SEC'TION3.2 Tax Statement And Timing of TRx Payment. (A) lf at any time after taxes are assessed for any Subsequent Year, Landlord shall furnish Tenant a Tax Statement and Tenant shall pay Tenant's Tax Payment within fifteen (l 5) days after receipt of such Tax Statement. (B) At Lttodlord's option, Landlord may invoice Tcfiant and Tenant shall remit Tenant's Tax Payment for each Subsequent Year in monthly ini;tullrncnts in an umount equal to one-twelfth (1/12) of Tenant's Tax Payment estimated by Landlord, which installments shall be due and payable as Additional Rent, and paid together with the monthly installment of Fixed Rent Tenant's Tax Payment for each Subsequent Year shaU be due and payable ns Additional Rent, together with the monthly installment of Fixed Rc1it, irt an amount equal to one hvelfth (l/12) of Tenant's Tax Payment estimated by Landlord. lf the amount of such monthly paymc1\t exceeds the actual amount due for a Tax Year, the overpayment shall be credited to

Tenant's next succeeding payment of RCJ1t or refunded to Tennnt if at the end of the Te1m Tenant docs uot owe any Rent or Additional Rent to Landlord. If the amount paid by Tcnanl shall be less than the actual amou1u due, Tenant shall pay the difference to LandJortl by the later of (i) U1irty (30) days after receipt of notice thereof from Landlord or (ii) the date that the next installment of Fixe-0 Rent shall become due and payable. Landlord's failure to 1-ender a Tax Statement with respect lo any Tax Year shall not prejudice Landlord's right thereafter to render a Ta.x Statement with respect to any such Tax Year nor shall the rendering of a Tax. Stntement prejudice Landlord's right thereafter to render a correctcd Tax Stutement for that Tax Year. SECTION 3J Adh1stments to Tenant's Tax Pamient. Only Landlord may be eligible to instinne tax reduction or other proceedings to reduce the asse5sed valuation of the Premises. 1n the event that the assessed valuation for any Tax Year occurring within the Lease Tenn is reduced (as a result of settlement, final determination of legal pmcccdingli or othernrise) then (i) the Real Estate Taxes imposed upon and/or allocated to lhe Unit in rc;spcct of the applicable Te-x Year shall be rctroaclivcly adjusted to reOe::ct such reduction and (ii) Temmt's Tax Payment shall be adjusted accordingly, subject to udjustment for Tax Expenses as provided herein. SECTION 3.4 Trq;. Refunds. If1 afte1· Tenant shall have paid Tenant's T,u Pnymcnt and Tc.:na.nt's Propmtionate Share of 'fax lixpcnscs with respect to nn.y Tax Year, Landlord shall receive a refund of any portion of the Real Eslatt: Taxes with respect to i;uch Tax Year by final dcteanination of legal -procecdings1 settlement or otherwii;e, provided Tenant is not in default under any tenns of this Lease, Landlord sholl after re~eiving such refund pay Tcn:mt its Proportionate Share of such refund or, at Landlord's option, credit Tenant's Proportio1tnlo Share of sucl, refund ngainst the next succeeding installment(s) of Rent coming due, in both cases net of the total ,1mount ofTax Expenses incurred by Landlord to obtain such refund. SECTION 3.5 Prorated Allocation. In the event thls Lease shall expire or tonninatc 011 .n duy other thnn the last day of a Subsequent Year, Tenant's Tax Paymcm for such Subsequent Year shall be 1>rorated as of the date of such expiration or lcnnination, so lhat Tenant shall be required to pay only such proportion thereof as thr.: portion of such Subsequent Yeur prior to such expiration or tennination bears to the entire Subsequent Yeur. SECTION 3.6 Tax Statement Binding-. Any Tux Stati;,ment sent to Tenant shall be binding upon Tenant unlcs.c;, within thirty (30) dn.ys after such statement is sent, Tenant shall send a written notice to Landlord objecting to such statement and specifying tho respects in which such statement is claimed to be incol'reet. Pending the determination or such dispute Tenant i;hall pay all omounts of the Additional Rent shown on such slatementt and such payment and acceptnnce she.lJ be without prejudice to Tenant's position. • SECTION 3.7 No Real Reduction. In no event shall the Rent (ex;clusive of the adjustments described in this Article [1() be reduced by virtue of any decrease in Rcnl Estate Taxes. SECTION 3.8 Survival. The expiration or termination of this Lease during any Tax Year for any part or all of which there is Additional Rent payable under this Article Ill shall not affect the rights or oblig1ltions of the parties hereto respecting such Tax Year, 11 and any statement relating to Tenant's Tax Payment with respect to such Tax Year may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such statement shall be payable within twenty (20) days after such statement is sent to Tenant.

SECTION 3.9 Non-Payment of Additional Rent. Any Additional Rent due under this Lease shall be collectible by Landlord in the same manner as the Fixed Rent, and Landlord shall have all rights with respect thereto as it has with respect to the Fixed Rent, including all remedies for non-payment thereof.

ARTICLE IV

Condition of Premises

SECTION 4.1 Condition of Premises. Notwithstanding anything to the contrary set forth in this Lease or elsewhere, Tenant warrants, represents and acknowledges:

(A) It has inspected the Premises, is fully familiar with the physical condition and state of repair thereof and all other matters relating to this Lease, and, subject to Landlord's Work, agrees to accept the Premises "as is", in its present state and condition, subject to reasonable use, wear, tear and natural deterioration, without any reduction, set-off, or abatement of Rent and without any charge to Landlord whatsoever for any change in such state and condition by reason thereof subsequent to the date of this Lease.

(B) Before entering into this Lease, Tenant has made such examination of the Premises and all other matters affecting or relating to this Lease as it deemed necessary. In entering into this Lease, Tenant has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Landlord or any agent employee or other representative of Landlord, or any other person representing or purporting to represent Landlord, that are not expressly set forth in this Lease, whether or not such representations, warranties or statements were made in writing or orally.

(C) Tenant further acknowledges that Landlord has not made any representation as to whether Tenant's use is permitted under any zoning laws or under any certificates of occupancy for the Building of which the Premises forms a part. Moreover, in the event Tenant's use is not permissible under the present certificate of occupancy, if any, or in the event no valid certificate of occupancy exists and a new certificate of occupancy is required to accommodate Tenant's use or as a result of any proposed alteration, then Tenant shall, in compliance with all laws, this Lease and without any liability to Landlord, diligently proceed to cause amendment of the certificate of occupancy and shall be obligated to pay any and all amounts required to be paid in connection therewith, including, but not limited to, permit fees, architect's fees and any other cost and/or expense incurred by either Landlord or Tenant as a result of obtaining a new certificate of occupancy or amending the present certificate of occupancy on behalf of Tenant at Tenant's request.

12

ARTICLE V Use of Premises- SECTION S. l Use. (A) The Premises shall be used solely for Chinese culturnl cx.hibitions, sale of wellness product& and arts and crafts, food sci:vicc, rcstauroul and bar, ai1d 0U1er relu.ted uses permitted by law (the "Permitted Use") and for no other purpos!!. Tenant shall comply with all Laws relating to the Pren1ise.-: and Tenant's use there.of, health, safety and buiidJng c.odes, and any permit or license requirements. Lalldlord makes no representation that the Premises arc suitable for Temmt's purposes. The business operated nl the PrcmistJS shall be operated in a reputable and high-class manner. ln no event shall the Tenant use the Premises or any part thereof for conducting therein a discount or second-hand store, auction, distress or fue sale or bunkruptcy or going-out-of-business sale. Tenant acknowledges that Landlord shall have the right to control, in Landlord's sole discretion~ what shall be placcd1 displayed or stored in the first five (5) feet of ilic Premises, and on all exterior signage areas and the storefront of the Premises and the ciaerfor of the Premises (collectively, the "Control Are;t). In the event Tenant use~ the Control Area in violation of this Lease, Tenant shall be required to correct such violution within five {5) business days after receipt of written notice from Landlord, aftur which Lnndlord shall have all rights against Tenant in low and equity, and pursuant to this Lease, including, without limitation the right lo lcnninalc U1is lease in the same manner as a default of icn011t ns dcscn"bcd in Section I 8. l(A). (B) Tcnnnt acknowll;Cfgcs the nature of the business to be conducted in the Premises, could, in the absence of adeq_uate preventive: measures, cr~ute odor.;, fumes1 unrciisonablc noise and other conditions which could cause \lnreasonablc nnnoyAncc and/or intcrforcnce lo the Building and to its guests, occupf\llts, tenants or occupimts a11d/or renants of adJoining buildings. Tenant covenants and agrees to ti\ke aU measures to reduce or eliminate S\tch unnoynnce and/or interference rcsultln~ from Ten.ant's unreasonable odon;, fumes and/or noise, which arc tcquircd herein or as reasonably required by Landlord. As an ex1,ress inducement to the Landlord to enter into this Lease, Tenant uwees it will conduct its operation in the Premises so as to prevent such unreasonable annoyanc-e and interference. Tenant specific-ally agrees that in turthera11ce of this covenant it will, at its own cost and expense: {i) Install all necessary nnd required duels; flue W1d Bxhaust :-ySLcms in the Premises and service, clean, maintain, repair ond replace same when required; (ii) Pi;ohibit and prevent the storage nnd use of noxious chemicals and flammable materials in the Premises; (iii) Provide an exhaust system or similar device to prevent smoke, fumes, odors, or other nnnoyi1\g substances from emanating from the Premises into the Building; (iv) Take n11 necessary steps to climino.tc unreasonable noise and odors; 13

(v) At its own cost and expense, inst[lll and maintain an ANSUL System nud secure all necessary permits for same as m11y bo required by any govcmmcntal, city or municip:'11 agency or by any govcmmcntal1 city or municipal law. ordinance or regulation; (vi) Jnstall a grease trap n.nd any other necessary items rc,quircd by Landlord or nny govemmcntal, city or municipal law, ordinance or regulation witl1 regard to Tenant's usage of tbe Prcmfacs, and Tenant shall contract with a t·cpurable and experienced third party to clean the grease Lrnp on a not less than a monthly basis; (vii) Store its rubbish in garbngc c-0mpactors, or refrigerate its rubbish in leak, odor s11d vermin proof containers, as Landlord may re<1sonably require: (viii) Contract with a licensed1 experienced and reputable company to provide extennination services (including treatment for insecrs, spiders. rats, mice, moles and (1ther rodents) to be provided at the Premises at a minimum of every t w<1 weeks during the Term; (ix) Fireproof all draperies and curtains in the Premises and submit to Lundlord, upon T.nndlord1s request, cu1Tcnt certificates evidencing such fireproofing; (x) install and maintain in all cooking nreus, chemical fil'e extinguishing devices (such as A.!\fSUL) approved by the Underwriters Laboratory having jurisdiction over the Premises and, if gas is used in the Premises for cooking or other purposes, suitable gas cul off devises (manual nnd automatic), in accordance with all applicable laws and rcgJJlations, and install and maintain a monitored tire nlann system throughout the Prc1niscs, in aocordo.ncc with aJl applicable laws and regulations; (xi) Take all steps to prcvwit fat1 grease, oil or any other substance which tends to cause clogging or blockage of pipes nnd drains (hereinafter collectively referred to as "~") from entering the drains. pipes and waste lines of the Building. 1n the event Tenant disposes or permit,; the disposal of grease into any drains, pipes or waste lines, then Tenant shall reimburse landlord, upon demand, for the entire cost of clcnning all drains, pipes, w.u.tc lines or other waste liquid disposnl facilities damaged lhurcby. For this purpose, the knn 11clcaning-'' shall be deemed to include the replacement of all or any ponion of any drain, pipe or waste line of the Building necessiUlted by Tenant's improper disposal of grease; (xii) Promptly score and dispose of nil garbage, ash~ and waste arising from the conduct of its business in the Premises al such times and in such manner so as to avoid any obnoxious or off onsive smells or odors therefrom or otherwise interfering with the comfort and quiet enjoyment of the other occupants of the Building. No such garbage, ashes or waste shall he stored or placed outside of the Pl"emises, but shall rernoin within the -Premises until carted away by T~nant's refuse removal service, at Tcnanl's sole cost and cxpensr:.; (xiii} Pcrfonn nny nnd all m11.intenance necessary or reasonably desirable in order to keep the floors in all areas of the Premises which are utilized for the preparation of food or beverage$ in ~ waterproof condition; 14

(xiv) Tenant shall include sound abatement materials in its alterations and finishes in the Premises and employ sound ubatement techniques ln its operations in and at tl,e Premises; nnd (xv) Apply for and obtain nil required pennits necessnry to construct and/or operate a fhU service restaurant including, but not limited to, a liquor license. SECTION 5.2 Prohibited Conduct. Tenant ~hall not, without the cottscnt of Landlord, operate any coin or token operated vending machine or similar device for the sale of any goods, foods or beverages, including, without limitation, amuseincnl devices. SECTlON 5.3 Advertising. Tenant shall not: (A) use any advertising m~dium such as loudspcnkcrs, sound amplifiers or flashing lights lhnL may be ht,urd or seen O\ltside the Premisesj (B) instull nny banner, flag or the like on the cxtcdor of the Building without the specific prior approval ofJ .andlord: or (C) place in the windows any sign, decoration, lctlcr, advertising matter, or other thing nf any kind, other than shndes or blinds nnd ncaUy lettered signs of reasonable size identifying Tenant and the so.l'viccs nnd proch1cts offered for sale. SECTION 5.4 Window Cle11n1ng. Tenant will nol clean nor require, pt!rmit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or uny other .ipplicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or assertiI1g jurisdiction. SECTION 5.5 A-,dditional Use Covenants. Tenant shall, throughout the Term of this Lease, opernte the business located nt the Premises in a first~rate and reputable manner and in a ma11ncr thal shall not detract from the character or appearance of the Building, Accordingly, Tcnalll shall (i) continuously and unintemiptedly occupy and use, during th1.i Terrn1 lhc entire Premh:;e~ for the Pennitted Use and conduct Tenant's business therein in a reputable manner; (ii) at a minimum, remain open for business on r.:gulur bu!iiness days during normal business hours; (iii)maintain quality displays in the display windows, if any; (iv) keep and maintain the Premises and Tenant's personal property and signs therein or thereon and the exterior and interior portions of all windows., doors and all glass or plate glass in a neat, clean, sanitary and safe condition; (v) clenn the inside nnd outside of the storefronts whenever necessary. in the reasonable judgment of Landlord; (vi) apply for, secure, maintain 1md comply with nil licenses or permits thnt may be required for the conduct by Tenant of the Pennittcd Use and to pay, if, as and when due uTI license and pem1it fees and charges of a similar nnturo in connection U1crcwith und provide L11ndlord with copies thereoh1pon request; and, (vii) keep the Premises m~at and clenn, free from waste, offensive odors, artd, in orderly and .sunit.ury condition, free of verrniil, i'odents, bugs aud other pests, including, but not limited to keeping the sidewalk adjacent to the Premises free from refuse, snowt ice and debris. Furthel', Tennnt covenants and agrees that in all times (a) the kind and quality of merchandise, goods and services offered in the Premises, and the conduct of Tenant's business therein will bo fir.st-rate and reputable in every 15 respect, (b) U1c sales methods employed in said business, as well as Tenant's signage and displays nnd all other elements of merchandjsing, will be dignified and in confol'mity wilh the h ighest business dealing in the same or similar merchandise, goods and services or conducting a similar type of business, and (c) the appearance oftbe Premises (including the lighting and other appurtenances thereto). the appearance and deportment of all personnel employed therein, and the appearance, number, location. nature and subject matter of all displays aud exhibits placed or installed in or about the Premises (if visible outside the Premises), and of any sign, t~ttering, announcement or any other kinds or forms of inscriptions displayed in or about the Premises (if visible outside the Premises) will be only such as meets Landlord's approval. If Tenant's business operation is not consistent and in hnrmony with the standards of similar lYPC of establishments in comparable buildings located in the vicinity of the Building, Tenant shalt immediately remedy such deficiencies as to which Liuidlord shall give Tenant written notice (which remedy shall nol limit or b11 in lieu of any other remedies that Landlord may have under this Lease for such default by Tenant). ARTICLE VI Tcnant•s Property SECTION 6.1 Tenant's P(QBcrty. All fixtures equipment, iruprovcmcnts and installations attached to, or built into, the Premises nt the commencement of or during the Term shall be and t'emain pnrt of the Pr~mises and be deemed the property of Landlord ("Tenant's Propcrtv''), Landlord is hereby granted the benefit of any applicable lien on Tenant's Property located in or on the Premises as may be permitted under the laws of Ne.w York to secure the pcrfomumce of Tenant's obligations and this Leas~ shall be deemed to be :1 security agrcemenL Tenant shall not remove or permit the removal of Tenunt's Property until the lien has been removed and all defaults under this Lease have been cured. If Tenant iH in default, Lm1dlord shall be entitled to pursue such remedies and institute such actions and proceedings to enforce such lien os arc permitted by law. Upon demand by Landlord, Tenant will execute UCC Finoneing Statements pertaining to all property at the Premises. Prior to the expiration or <!ilrlicr termination of this Lease, Tenant shall remove all or part of Tenant's PropcrLy U1nt constitutes Moveable Property (hereinafter defined) from the Premises, and Tenant shall repair, or shall reimburse L1mdlord upon demand for the cost of repairing, any damage to tht' Premises or the Building occasioned by such removal. Any of Tenant's Property that constitutes Moveable Property that shall not be removed as aforesaid may be removed by Landlord a:t Tenant's expense or, if not so removed, shall be deemecl to have been abnndonc::d by Tenant Moveable Property means all moveable furniture, equipment and any other items that arc the property of Tenant and 5re not affixc~ to the Premises, cKcluding shelving. AR.TICLEVU Utilities SF.CTION 7.1 Utilities. It is specificully understood and agreed thnt Landlord shall not be required to furnish or provide any services or utilities whatsoever, including, but not limited lo, heat, hot or cold water. sewer, e.ir conditioning, gas, electricity, 16 ckaning service, extenninatJng seIVices, garbage l'emovaL security or any other kind of servie-e or utility in or to the Prctniscs. Ttnant's conSll!Dption of water, electricity and gas shall be measured for all purposes by sepll.Tate meters, as presently installed, or if not so installed; to be installed by Tenant at Tenant's expense, but subject to Landlord's prior wrincn approval. Throughout the duration of Tenant's occupancy, Tcnnnt shall, at Tenant's sole cost and e:-..'J)ense, keep said meters and installation equipment in good working order and repair, Tenant shall arrnngc with th,.; utility companies to obtain electricity, gas and water and shall pey directly to the ulility companies for the water, electricity and gas consumed on the Premises and if Tenant shall fail to pe1fon11 such maintenance or make such payment, .Landlord shall have tbc righi, but not the obligation, to perfonn such maintenance or pay such chnrgtis und in such 1:vent, Tenant shall within ten (10) days of Landlord's demand therefor, pay to Landlord, as Additional Rent, an arnollnl equal to the cost of ~uch maintenance or the aruoum cxpcuded by Landlord to pay such charges, plus interest on such amount at the rate set forth in this Lease from the dale of such payment by Landlord to the date Tenant makes its puyment Lo Lundlord. Tenant s11all at all times comply with the rules, regulations, tenns and conditions nppJicablc to service; equipment, wiling and requirements of the public utility supplying electricity lo U1c Building. Tt.'1lant shall not use any electrical equipment that, in Landlord's rccL-.onable judgrnent, would exceed tile capacity of the feeders, risers and other electrical installations ser,ing the Pr-emlses or interfere with lhc electrical service 10 other tenants or occupants of the Building. 1n the event that, in Landlord's sole judgment, Tenant's electrical requirements necessitate installation of an additional riser, risers or other proper and reasonably necessary equipment., Landlord shall notify Tenant of same. Within ten (10) days after receipt of such notice, Tenant shalJ either cease such use of such additional electricity or shall request that additionul electrical capncity (specifying the amo,mt r~uested) be made available to Tenant, Lundlord, in Landlord's sole judgment shaU determine whether to make avnilnblc such additional ~lectrical capacity to Tenant Bnd the amount of such additionnl electrical capacity and the sun,~ necessitates installation of an additional riser, risers or other proper and necessury equlpment including, without limitation, any switchgear, the same shall be insto.lled by Landlord at Tenant's sole cost and expense, and shall he chargeable and collectible as Additional Rent and paid within thirty (30) days afteT the rendition of a bill to Tenant therefor. 1'cnant sbaU make no alterations or additions to the electrical system in the Building without the prior written consenl of Landlord. Tenant shBll, at Tenant's sole cost and expense, en1er into an annual contract with a trash rcmovaJ and disposal company fully licensed to remove and dispose of trash in New York City (which Landlord may designate), which company shall regidarly remove Tenant's trash from the Prcmist:s and dispose of same. SECTION 7.2 Landlord's Ljabjtity. Landlord shall in no manner be Hable for any failure, inadequacy or defect in the character or supply of nny utility, including, without limitation, electric current, gas, water, heat or steam furnished to the Premises by any public or private service company or any other supplier thereof. SECTION 7 .2 Stoppage or lnterruetion of Services. Landlord may stop or interrupt the supply of any utility, including, without limitation, electric curreot, gas, water, heat, chilli;;d water or $learn at such times as may be necessary and for as long as may reasonably be 17 required by reason of accidents. strikes, the making of repairs, alteratio11s or improvements, inability to secure a proper supply of fuel, gas, w11ter, electricity, labor or supplies or by reason of nny oa11sc beyond the reasonable control of Landlord. Tenant shall not be entitled to any nbntcrncnt of Rent or other compensation nor shall this Lea.~t: or any of Ttinant's obUgation!:! hereunder be affected by reason of such stoppage or interruption; provided, however, that Temmt may bring a claim against Landlord if any such stoppage or interruption if the same shall have been caused by Landlord's ,gross negligence or willful misconduct. SECTION 7.4 ~Rrinklcr. Anything elsewhere in this Lease to the contrary notwithstanding, if lhc Insurance Scrvic~ Office or any bureau, dcparlment or official of lhc federal, slate or city government require or recommend the installation of a sprinkler i;ystcm or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or -supplied in tin existing sprinkler system by reason of Tenant's businc.ss1 or the location of partitions, trade f1.xl\1rcs, or other contents of the Premises, or for nny other reason whatsoever, or if any such sprinkler system installations, changes, modifications, ultcro!tions, u~ditinnal sprinkler h1";11ds or other ~uch equipment in the Premises and/or the Building, become necessary to prevent the imposition of a pen::ilty or charge against the full allowance for a sprinkler system in the fire insurance rote set by nny said exchange or by any fire insurance eompllny. Tenant shall, ut Tenant's cxp1..11sc, promptly make such sprinkler systl!m installations> changes, modifications, a.Iterations, and supply additional sprinkler heads or other equipment as required, whether the work involved shall be suuctural or non~siructural in nature. Notwithstanding the foregoing, Lru1dlord shall have the right, at Landlord's option and at Tenant's expense. make such sprinkle!' system instnllat!ons, chauges, modifications and/or aherations, as required. Tenant shall po.y to Landlord ns Additione1 Rent on the first day of each month during the Term of this Lc.-ise, Tenant's Proportionate Shure or the conlracl price lbr sprinkJcr supervisory service_ ARTICLE Vlll Various Co,•cnants SECTION 8.1 Various Covenants. Tenant shall: (A) tllke good care of the Premises, keep the Premises iu n n.cnt und clean condition and pay the cost of any injury, damage or breakage done by Tenant or by ils employees, licensees or invitees; (B) obscr,;e und comply with any ruks and regulations us Landlord al any time may adopt. promulgate and communioatt: to Tenunl (a list of tht! current Rules nnd Regulations are uttached here~o as Exhibit C); (C) permit Landlord, on reasonable notico and accompanied by an authorized representative of Tc:nant (except in a11 emergency), and any holder of an underlying mortgage, and their agents. contractors and representatives, to enter U1e Premises at such hours as shall not unreasonably interfere with Tenant's business (i) to inspect a.nd photoraph U1c same, (ii) to comply with 1111y law, order or requirement of any governmental authority or insurance body or {iii) to exercise any t'igbt reserved to Landlord under Article XI or elsewherr: in this Lease; 18

(D) make no claim ugainst Landlord tor any injury or damage lo Tenont or to any other person or for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of any other person. (E) make no alteration, change, additio11, ianprovctne1,t, repair or replacement in, to, or about, the Premises (n "Tetlllr\t Chungo") without the prior consent of Landlord, subject to and in accordance with the tem1s of' this Lease, including, without limitation. Article XXTTT hereof: (F) promptly and duly pay all costs and expenses incurred for or in connection with any Tcnnnt Change nnd discharge within thirty (30) days by payment, bonding or otherwise as provided by law MY tnt:ch_anic's or other lien crcr1tcd against the Building in connection with any Tenant Changu; (G) not violate, or pen11it the violation of, un)' condition imposed by lht: standard "all risk" insurance policy issued for similar buildings in the City of New Yorl<, und not do. suffer or permit anything to be done, or keep, suffer or pennit nnythiug to be kept, in the Premises Uuu would mcrc:'!!IC lhe fire or other ca:malty insurance rato on the 'Building or U1c pf(lp~rty lher~in, or thnt would r~sult in insurance c.:umpanies of g(,lod standing rnfusing to insure the Ruilding or any such property in amounts and against risk.-. us reasonably determined by Laudlord from time to time~ provided, however, that if insurance is available-, Tenant shall not be in default hereunder ifTenent shalt pay to Landlord the amount of any increase in the insurance premiums resulting from any increase in the i.nsorancc rate; (H) peanit Landlord, at reasonable times \lpon reasonable notice and accompanied by an authorized representative of Tenant to show the Premises during usual business hours lO any prospective purchaser or mortgagee and to any prospective lessee of the Pn:mis~s. Landlord may place "to let" or stmilar signs on or about the Premises during the last six (6) month11 of the Term; und (1) not install or maintain any grJphics or signagc on the exterior of the Premises except llS e.xpra.. . sly approved by Landlord in writing from time to tim.:, but in no case shall Tenant be pem,ittc.:d to install any signs that obstruct the windows of the Premises or the Building. (J) 1'£.nant's Insurance. (1) Tenant, at Tenant's expense, shell obtain and keep in full force and (j) An inswance policy for Tenant1s Property and Alterations made by Tenant, in either case to the extent insurable under the available standard fonns of "Special Cause of Loss f_q,rm," insurance policics1 in on amount equal to one hundred percent (100%) of the replacement value thereof and include coverage for the perils of flood, windstorm, earthquake and mechanicnllequipmcnt brc1ikdown~ and provide coverage w.tern,;ons for demolition and incrcnsed cost of oonstn1c:tion, civil autl1ority and utility service interruption. The policy shall nrune boU1 Tenant and Landlord, as their respective interests may appear, and include business interru1,tion tbr any time during which the Premises arc fully or partially ]9 untcnantable due to an occurrence covered by the insurance policy. Such business interruption insurance shall include rental value insurance in an amount equal to not less than the Rent for a period of at least (12) months. The property policy when: applicable, shaTI include plate glass coverage for all plate glass in the Premises and store front (the insurance policy described in this clause ( l) being referred to herein as "Tenant's Property Polley"). (ii) A policy of commercial general liability insurance, including v,i thout limitation, contractual liability coverage covering the indemnity agreement contained in this Lease, for the bcncfiL of Landlord, Landlord's parent, any subsidiaries, Landlord's man~ging agc.nt, Landlord's mortgngec and/or ground lessor and their respective officers, di-rectors, employee~, :successors, assignees and any other party Landlord may designate (collectivdy r~fom~d to as ''Landlord fartic~", each of which shalt be named as additional insu:red under the policy), and Tenant, as their respective interests may appear. The general liability policy shall include the following minimum limits of insurance: General Aggrcgntc (other th.an products/completed operations) limit $5,000,000; Products/Completed Operutions Aggregate limit $2,000,000; Each Occurrence limit $3,000,000: Personal and Advertising Injury limit $1 ,000,000; Te11an.ts Legal Liability limit S3,000,000; Medical Expenses limit SS0,000. Such iusurancc policy shall (i) b~ an occurrence bush: policy; (ii) be primnry to all other insurance applicable to the Premises and operations on the Premises; and (iii) provide "first dollar" covcrago, In the event that such insurance policy covers multiple locationsi the General Aggt;ogate shall apply "per location". (iii) Workers compensation insurance as required by law. Tn addition, Tenant shall maintain the insurance required by Article xxm hereof. (iv) Automobile liability - A policy of automobile liability insurance, including coverage for hked and non-owned auto tinbility1 with a combined single limit of not less thnn $1,000,000. (v) Umbrella. - Umbrella fonn or Excess liability insurance providing, at a miniinum1 ''followiLlg fonn" covcrngc over tho insurance policie..-; referred to in (ii), (iii) and (iv) herein with a limit of not k s!! lhan $4,000,000 per occurrence and per aggregate, (2) Tenant's insurance policies shall contain a provision that (i) no act or omission of Tenant shell uITccL or lh11il the obligation of the insurer to pay the amount of o.ny loss sustained, and (ii) th~ policy is no11-cancelable with respect to the Landlord Partii:s unh:ss at least thirty (30) days of advance written notice is given to Landlord, except thnt Tenant's insurance policies may be cancelablc on no less than ten (10) days of advance written notice to Landlord for non-payment of premium. lfTemmt Teceive.,; any notice of cancellation or any other notice from the insurance carrier that may adversely affect the coverage of the insureds under Tenant's insurance policies, then Tenant shall immediately deliver lo Landlord a copy of such notice. (3) Tenant shall cnuse tenant's insurance policies t6 be issued by r~putable and independent insurers that arc (i) permitted to do business in the State of New York, and (ii) rated in Best's Insurance Guide, or any successor thereto, as having a general 20 policyholder rating of /\ and e financial rating of at least IX (it being understood that if such ratings are no longer iSS\ted, then such insurer's financial integrity shall conform to the standards thnt constitute such r(ltings from Best's insurance Guide as of the date hereof). (4) Tenant has the right to satisfy Tenant's obligation to caTTy Tenant's Property Policy and Li11bility Policy with a blanket insumncc policy if such blanket inimrance policy provides, on a pc:r occurrence basis or per location basis, that n losi:: that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease. {5) With respect to any loss tesultlng: (i) from properry damage liftbility, bodily injury liability, personal aod advertising injury liability, and /or medical payments (as lhesc terms arc generally understood in insurance policies then in effect covering automobile l1ability, commercial general liability, and/or workers compensation and employers liability), ancl/or (ii) from or for damage to Tenant's property, or to property under Ten11nt's cal'e, custody, or control (including nny indirect 01· consequential loss arising froin such pro1,erty damage), which loss is covered by any insurance carried (or required to be carried under this Lease) by or for the benefit of Tenant, Tenant ((Ind any person and/or entity clai.tning through Tenant) h~reby releases Landlord Pm1:ies and waives any claim, based on negligence or olhcrwisc, o.gnin:;t Landlord Patties. Any deductible: and/or self-insured retention under such insurance shall be deemed to bi.; insurnnce carried by or for the benefit ofTenant. ThiB waiver of rights of recovery by Tenant also applies to any work done, being done or to be done by, fur. or on b~hnlf ofTenunt by any contractor or Tennnt. and shall survive the tcrmimufon of such wo:rk or completion of such job or work. (6} On oi: prior to the Commencement Date1 Tenant shall deliver to Landlord appropriate certificates of insurance required to be carried by Tenant pursuant to this Section 8. l(J), including cvidooc~ of waivers of subrogution and naming of additional insure-0s in either case us required by Section 8.1 (J)(5). Tenant shall deliver to Landlord a copy of Tenant's insurance policies within ten (10) days after the Commencement Date and shall deliver to Landlord, copies of its insurnnce policies after each renewal or replacement of such insurance policies, at least ten (lO) days prior to the expiration of suoh polioy. (7) 1f (i) Tenant (or any other JlctSO!l claiming by, thtough or under Tenant) uses the Premises for any purpose other than tho Pcnniucd Use, and {ii) the use of the Premises by Tenant (or such other person) c-1uses the premium for any insurance policy carried by Landlord to exceed the premium that would have othcrwi.se applied therefor if TenJmt {or such person) used the Premises for the Permitted Use, then Tenant shall pay to Landlord, as Additionol Rent, an umo,mt equal to such excess, on or prior to the lhirtictl1 (30111) day ofter the date that Lnndlord gives to Tcn.'Ull nn invoice therefor. Nothing contnincd in this Scotion 8. l(J)(7) expands Tenant's rights unde1· Arti"cle V hereof. 21

(8) Landlord shall have the right, at any time and from time to time during the Term; on not less than thirty (30) days> notice to Tenant, to require that Tenant increpse the amounts and/or types of coverage required to be maintained under this Article VTTl to the amou_nts or coverages then customary for first-class op1:1rations compsrable to Tenant's operation in the vicinity of the Building. (9) Tenant shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in nod about the Pt:cmiscs. No-nvithstending anything contained in the foregoing, Tenant shn11 be penniltcd to self-insure with respect to plntc glass ifTenant is not ahlc: tn obt.ain insur,ince coverage few this exposure. (10) At the expiration or any c:urlier tennination of this Lease. Tenant ~hell tcnninatc its occupancy of, and quit and sun·endcr to Landlord, the Premises broom-clean and in good cnridition except for ordinary wear and tear. (K) Tenant's Indemnity. (I) Tenunt will defend, indemnify and save hannless each of the Lundlord Pnrtie-s from ,md against nny and all damages, costs, reasonable attorney's fees, liabilily and expense arising from (i)" Tonant1s use and occupancy of the Premises; (ii) any breach of this Lease by Tenant; (iii) any other acl or omission by Tenant or by ,my other person or entity for whose acts oi- omissions Tenant is legally responsible, and (iv) any and all claims, e.ction, complaints, allegations or suit..'i instituted against Tenant, its subtenants or its assignees, or against Landlord, its ii.gents, employees or nffiliates, by any person or entity, including, without limitation, C'llstomers. contractors. agents or employees of other tenants, licensees, concessionaires, or agents or cJnployccs of Tcn1111t, in connection witl1 loss of life, bodily injury, personal injury, cmotionnl or mental injury or distress, and/or dwnagc. lo property occurring in, on 01· about, or arising om of Tenant's use. of the Premises, its entram.:1::way.s or its adjacent sidewalks or loading areas, and in addition, with respect to Tenant's contractors, occ\lrring anywhere on or about the Premises, regardless of whether caused in whole or in part by any negligent or intentional act or omission of Tenant, its subtenants, assignees, agents, employees, licensees, concessionaires. c1.1stomers end/or invitees, contractors, or any other petson or entity. Without limiting the gencrnlity of the foregoing, Tcnanl specifically acknowledges that the indemnity undertaking herein shall apply lo claims in connection witl1 or arising out of any "~'' as dcscnoed in Article XXIll, the use or consumption of any utilities in the Premis~ under Article Vil, any repairs or other work by or for Tenant under Section 8.3 :md the transportalion, use, storage; maintenance, generatfo111 manufacturing, handling, disposal, rclcosc or discharge of o.ny "Hazardous Substances or Waste" as described in Article XXIV (whether or not :;uch matters shall have been theretofore approved by Landlord). (2) Tenant's indemnification of euch L!llldlord Party, with respect lo any claim, action, complaint1 allegation or suit instituted ugninst nny of th(: Landlord Parties by an employee of Tenant or Tenant's agent, shnll apply fully as set forth hereinabove and without defense or setoff pursuant to any Wo1'kcrs' Compensation laws. This indemnification provision shnU be interpreted to be enforced to the full ex.tent pmmiUcd by low. 22

(3) lf any provision of this Tenant's Indemnification paragraph were to be held invalid in its current fonn by the law of any jurisdiction under which it is construed, then such provision shall be amended to the m.inirnum extent necessary lo comply with such law, and the provision shall be deemed to h1wc always existed in such amended funn in such jurisdiction. Tenant's obligations ,mder this lndcmnificntion paragraph shll survive the expiratior'I, early tcnnination or rnodific::n(ion of this Lease. SECTION R.2 Renajrs by Landlord. Si,bject to Article XII and Article: XIII hereof, if LWldlord allows Tenant to erect 011 the outside of 1hc Premises .i sit,rn or signs, or a hoist, lifl or sidewalk clcvntor for the exclusive use of Tcnnnt, Tenpnt slibll maintain such exte1ior installations in good appcm·ancc, shall cause the sa:me to be operntcd in a good Clnd workmanlike mnnncr, shal1 make all repi:iirs therr:to n~cssnry to keep same in good ordc.-r and condition, ill Tenant's own cost and ex:pc:nsc, and shall cause the same to b1: covered by the insurance provided for in this Lt.:asc. There shall be no ullowance to the Tenant for tho diminution of rental value and no liabilily on the part of Landlord by reason of inconvenience~ a1rnoyauce ot injury to business arising from Landlord, Tenant or others, making or failing to make any repairs, alterations, additions or improvemeots in or to any portion of the Buildh1g, including the erection or operation of any cr.'.lllC; derrick or sidewalk shed, or in or to the Premises or the fixtures, appui'tenru1ccs or equipmenl thereof; provided, however, that Landlord shull use L-easonable efforts to mil'limize int1.'rference with Tenant>s use and occupancy of the Premises in making such repairs. It is speciflcnlly agreed that Tenant shall be not entitled to any set off or reduction tlf Rent by reason of any failure of Landlord to comply with the covenants of this or any other u.rticle of this Lease. Tenant agrees that Tenant's sole rcmc.:dy at law in such instance will be by way of an action for damages for breach of conm1cL The provisions of this Section with respect to the making of r~ai.rs shall not apply in the case of fire or otber casualty. Any damage to the Building or 10 any portion thereof1 or to any Tenant fixtures or property requiring structuml or nonstrnctural repaiT caused by or resulting from any act, omission, neglect or improper conduct of Tenant, its ugents; contmctors; employees, licensees or sublcssccs or the moving of Tenant's propc.:rty or equipmcm into, within or out of the Premises by Tummt, its ngents1 contractms, cmp.loyees, licensees or sublcssccs, shall be repaired at Temmt's expense by (i) Tenant, if the required rep~irs arc nom1tructurul in nature and do not affect any Building system. or (ii) Landlord, if the required repair11 nre structural in nature or affect any Building system. SECTION 8.3 Repoi~ by Teriam. (A) Tenant, at its sole cost and expense, shall keep the Premises, stairwayst sidewalks adjoining the Premises, curbs and the windows to the Pre1nises, if any of the fottigoing exist, clean and in good repair and condition 11nd free of accumulation of dust, rubbh,hi snow and ice. Tenant shall mni11tain1 operate and repair, al ils sole cost and expense nny heating, vcntilution 1md air conditioning system and equipment {the "HV AC"), the utilities, pJurobing and electrical nnd all other systems serving the Premises. In the event that a violation is placed against Ten.ant> Landlord and/or the Premises by the Department of Buildings, the Environme.wal Control Board, or any other governmental/municipal, ndmi.uistrativc or legal agency, wiU, regard to the sidewalks adjoining the Premises for accumulation of rubbish, snow or ice, disrepair of the sidewalk or a11y other reason, then Tennnl shall remedy any such violation and pay any fines, penalties aud interest rclaLed to such vi.olation. In the event Tenant fails to comply with its 23 obligations hereunder, then Landlord shall have the right but not the obligation to perform such obligations, with notice to Tenant, and charge Tenant the costs incurred by Landlord as Additiom1I Rent, and Tenant shall pay same within twenty (20) dn}'5 of being billed for same. Tenant waives the benefit of any applicable law purporting to allocato Tenant's rcsponsib111ty for repairs other than 11s set forth in this L<:osc or affording Tenant any right lo make repairs ut the ex.pense of Landlord or to tcnninal1,; this Lea.'>e on the basis of any necessary repairs. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for the repair and maintenance of all parts oftbc Premises. (B) Tenant shall not place a load upon any floot in the Pl'emiscs or in the Building exceeding the lcssei' oififty (50) pounds per square foot "live load" or the limit allowed by applicable law. Tenant shall not move any safe, heavy mnchinery, heavy equipment, business machines, frd~hl, buJky matter or fixtures into or our of the Building without Landlord's prior consent, and shaJI make payment to Landlord of Ltmdlord's reasonable, out-of-pocket costs in connectio11 therewith. lf such safe, machinery, equipment, freight, blllky matter or fixtures requires special handling, Tenant shall employ only persons holding a master rigser's license to do said work. All work in connection therewith shall comply with all legfll and insurance requirements and any rules and regulations for the Building adopted from time to time, and shall be done at any time, provided that if such work is reasonably likely to materially interfere with the operation of the Building or unreasonably interfere with the use an<l occupancy of the J3uilding by other tenants. then such work shall be:: done during such hours as l nndlord may rC.?sonably designate. Businc:~s machines and mechanical equipment shall be placed and mainlaineu by Tenant at Tenantts expense in settings sufficient in Landlord's reasoJ1able judgment to absorb and prevent vibration, noise and annoyance. SECTION 8.4 HVAC Maintenance Contract. As part of Tenant's obligation to muintuin nnd rcpoir nny HV AC serving the Premises, Tenant shull enter into an annual contract with an air conditioning repair firm reasonably nccQpt.;1ble to Landlord fully licensed to repair and repluce the HVAC equipment in New York, which finn shall regularly service (not less frequently than quarterly) the HV AC equipment and perform emergency and extraordinary repalrs thereto. Nothing herein shall limit Tenant's obligation to maintain the HVAC equipment in good condition and repair throughout the 'T'e1m. SECTION 8.5 Violations. In the event at\)' violation from the Department of Buildings, the Environmental Control Board, or any other govemme11taVmw1icipal, administTative or legal agency is placed against Landlord, the Premises or the Building ns a result of Tenant's use of the Premises, Tenant's Alterations or Tenant's acts Ol' omission.~ and such violation {i) impedes Landlord's ability to perform its obligations under any other lease for space in the Building, or (ii) impi-;des the ability of landlord, or any other tenant or occupant of the Building to obtain permits from the New York City Department of Buildings or any other govommental/municipal agency, or (iil) impedes Landlord's or any other lenant's ability to obtain a temporary or permanent certificate of occupancy, then in addition lo Tenant's obligation to cure such violation and pay any and alJ fines, penalties and interest related thereto, Tenant shall be obligated lo reimburse Landlord, within ten (10) days of Landlord's demand therefor, any und nll losses, liability and expenses incurred by Landlord due to S1Jch violation, including, without limitation, loss of rent from otl1er tenants, potentiol tenants or occupants of the Building. 24

AR'fICLE IX CompUnncc Witb Lnws SECTlON 9.1 Compliuncc with Laws. Tenant, at its expense, shall promptly comply with all Luws (whctlw1· any Luws are in effect 011, or enacted or made effective nfler, the date hereof, whether contemplated or foreseen on the date hereof or not) that shaJJ Impose any violation, order or duty upon Lru1dlord or Tenant with respect to the Premises or the use or occupancy thereof or any Alte.ration pcrfonned by or on bt!half of Tenant. lfthe Building shall now or hereafter bu subject to any luw, order or regulaticm affecting its structural integrityi the physical m.md.ition of its fatrade, roof, pat·apets or other exterioi- pmt thereof; its life, tire, sprinkler or other safety systems; the Gccessibility of the B1.1ilding nnd its acco\ltenncnts to the handicapped or disabled; or the regulation. coniainmcnt. nbatement, or removal ()f hu;,,11rdous substances therein (including, without limitation; n:,;bestoi and nsbesto:. containing materials)1 including, without limitation, compliance with New York City Local Lnw No. Si73, Local Law l 0/80, Local law 16/84, and the Americans with DisnbiliUcs Act of 1990, us :urn.:ndcd, thal requires Landlord or any tenant or ocoupnut of the Building to incur any obllgul.ion or expense to install, alter, make any nddition to c>r impt1H1t: the Building m· any system thereof or any equipment or nccouterment to any of the foregoing or install any new system, Tenant shaU pay to Lundlord in monthly installments, as Additionnl Rent hereunder, comtnencing the on the first day following Landlord's 11otice or demand for pnymcnt thereof: Tenant's :Proportionate Sha.re of the cost of such alteration, addition, or improvement The foregoing shall require Tenant to do all work and shall require Tenant to perform~ at ils sole cost and expense, asbestos abntement and nbatement of any other hazardous or toxicmnteriul that may become necessary by rea.son of any Tenant installation, alteration, improvement or work_ Sl::C-rtON 9.2 Fire Ruling Agencies. Tenant at its expense shall comply with all requirements imposl!d by uny applicable fire rating bureau or other body exercising similar functions in connection with the Premises that affect the same and shall not use the Premises in a manner that shall increase the rate of fi~ insurance of Landlord or of nny other tenant, in effect prior to tWs Lease. if Tenant's use of tl1c Premises irtcrcoscs the fire-insurance rate, Tenant shall reimburse Landlord for 1111 such incrco.scd costs. ARTICLEX Assignment and Subletting SECTION 10.1 Assigmnent. Subletting and Other Transfer:;. (A) Tennnl, for itself, its heirs, dislributees. executors, administrators, legal representatives, successors and assigns expressly covenants that it shall not transfer, nssign, hypothecate, mongage or otherwise encumber this Leas6, whether by operation of lnw or otherwise, nor undcrlel, or suffer or pennit the Premises or any pa.rt thereof to be used by others, without the prior written consent of Landlord in each instance. which consent may be withheld by Landlord in its sole discretion, Cil\:cept as otherwise expressly provided in Section 10.l(B). The indirect or direct transfer of the majority of the stock of a cotporale tenant or the majority partnership interest of a partnership tenant or the majority of the membership interest of a limited 25 liability company lcni111t shall be deemed an assignment. ff this Lease be ao;signed, or if the .Premises or nny pa.rt thereof bo undcrlcl or occupied by anybody other than Tenant, Landlord inay1 nficr dofault by Tc.:nant, c.ollect rent from the assignee, undcrt.cnnnt or occupant, and apply lhe not umount collc:ctcd to the rent herein reserved) but no such assignmenti underlelling, occupancy or collection 1ihol1 be deemed a waiver of the covenant, or the acceptance of the nssigncc, undcrtcnnnl or occupant ns Tennnt, or a release ofTem1nt from the further pcrfonnancc by Tenant of covenants on the part of Tenant herein c-0ntained. The consent by Landlord to on assignment or underletting shall not in any way be constrncd to relieve Tenant from obtaining the express consent in writing of Landlord to any forth~r assignment or underletting. Tenant represents that as of the date of execution of this Lease, Tenant is a New Yoi:-k corporation, one hundred percent of the ownership interest of which is owned by ______ (plense provide infom1utionJ At any time and from time to time, within five (S) days ufter written request by Landlord, Tenant shall furnish to L.tndlord, a writtan statement certified by an attomey or an independent certified public uccountant or nn affidavit sworn to by the chief executive olliccr or a general partner of Tenant, setting forth the identity of every holder of an interest, the type u.nd character of each such interest (e.g. number of shares of common stock, general partnership interest~ etc.) and the percentage of ownership of each such holder. (B) Notwithstanding anything to the contrary contained in Section l O. l (A), tho following shnll govern: (1) Prohibition Without Consent. If Tenant shall at any time or times during the Tenn desire to assign this Lease or sublet any portion of the Premises, Tenant shall give notice thereof to Landlord. which notice shall be accompanied by {i) a conforn1ed or photostatic copy of the executed proposed assignment or sublease, the effective or commcoccmcnl date of which shall be not less thnn sixty (60) nor more: than om: hundred and eighty ( l 80) clays after thl! giving of such notic~. (il) a statement setting forth in reasonable dclail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the T>remisc::s1 and (iii) current financial information with respect to the proposed as!'iignee or subtenant, including, without limitation, its most rcct:nt financial report, which shall have been certified by an indcpende11t public accountant. The aforesaid notic-e with respect to an assignment only shnll be deemed an offer from Tenant io LW1dlord whereby Landlord (or Landlord's designee) may, lit its option, tenninate tWs Lease. Said option may be cxcrciseJ by Landlord by notice to Tenant at any time within sixty (60) days at\er the aforesaid notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this Lcnsc no,: subh:t such space to any person. {2) Ti.:m,ination by Landlord. lf Landlord exercises its option to terminate this Lease ns provide-0 in subsection 10.l(B)(l) above, then thls Lease shall end and expire on the dnte that such assigument was to be effective or commence, as the case may be, and the Rent due hereunder shall be paid and apportioned lo such date. If Landlord exercises its option to tenninate this Lease pursuant to IO. l (B)( I) above, LundloTd -shall be free to and shall have no 'liability to Tenant if Landlord should l.ea~e the Premises (or any part thereot) to Tenant's prospective assignee. (3) Sobhwse by Landlord. Landlord or its designec may, at its optiou .. in lieu of exercising its termination option described in Section 10.l(J3)(1) but subject to the 26 same 60-day period, sublcaso from Tcnnnt the space described in Tenant's notice (such space being hereuficr referred lo us the nLcosebo.ok Spucc11)). lfLundlord exercises its option to sublet the Leaseback Space, then the purties shall enter into un agreement to reasonably evidence same and such sublease: sbaU be at a rental rote equal to the product of the lesser of (x) the rent per rcutablc square fool then po.yabtc pmsunnt to this Lcnsc, and (y) the rent per rci1toblc square foot contained in the proposed and executed suble!!Sc ngrcoment, multiplied by the rcntablc square foot area Qfthe Leaseback Space; shall be fot· the same limn as thnt ofthe proposed sublease; and shall: (l) be expressly subject to all of tile covenants, tenns and conditions of this Lease except such as arc irrelevant or inapplicable, and except as expressly set forth in this Article IO to the;: contrar;·; (ii) give lhe subtenant the unqualified and unrestricted righL, without Tenant's consent, to assign such sublease or any interest therein and/or to sublet all or any portion of the space covered by such sublease and to make alterations and improvements in the spncc covered by such sublease; (iii) provide that a11y assignee or furthe,· subtenant of Landlord or its dcsigncc, may, at Landlord's option, be porrnittcd to make alterations and decorations in such space and thal any or all of such altur-,ilions und cle.cmrations may be removed by such assignee or subtenant, at its option, prior to or u1,on the e.xpiration or oiher ,eOT!ination of such sublease, provided that such assignee or subtenant shall, nt its expense, repair MY damage caused by 5Uch removal; and (iv) provide that (A) the parties to such sublease expressly negate any intention thnt the sublease estate be merged with any other estate held by either of such panics, (B) any assig1uncnt or sublease by Landlord or its designee (as the subtenant) may be for any purpose 01· purposes that Landlord, in its sole discretion, shnll deem appropriate, (C) Tenant shall, 0.1 its sole cost and expense, at all times provide and pcnnit reasonably appropriate means of ingress to and egress from such space so sublet by Tenunt to La.ndlortl or it:i dusign~c, (D) Landlord may, at Tenant's expense, make such alterations as mny be required or dl!emed necessary by Landlord, and (E) at the expiration of the term of such sublease, Tenant will accept the Leaseback. Space in its tbcn existing condition. Space: (v) If Landlord exercises its option to sublet the Leaseback a. Performance by Landlord, or its designec, under a sublease of the Lcnscback Space shnll be deemed performance by T1:mant c,f any similnr ohligation under this Le.isc und Tenant shall not be liable for .my default under this tease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant pursuant such sublease; b. Tenant shall hnve no obligation, at the expiration or earlier termination of the Tenn, to remove any alteration, 27 iustallation or improvement made in the Leaseback Space by Landlord (or Landlord's dcsignco); and c. Any consent rcquirt:d of Ti,nant, as Landlord under the sublense, shall be di.:cmed granted if consent \vith respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect Lo U1t! pa)'ment of Rent shaU not constirute a dcfaull lhcreuncler or hereunder if Landlord shall have consented Lo such non..compliance. (-+) Conditions for Landlord's ApproY!IL In the event Landlord doe-s not exercise its option provided to it pursuant to t O. l{B)(l) above nnd -provided thal Tenant is not in default of any of Tenant's obligations under this Lease as or the time of Landlord's consent> and ai. of the effective date of the proposed assignment or commencement date of the proposed sublease, Landlord's consent (which must be in writing and fonn rcosonably sotisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that: (i) Tennnt shnll have complied wilh Lhc provisions of ScctlonlO.l(B)(l) above and landlord shall not have exercised its option mtder said Section! 0.1 (B)( l) ubove within the time permitted thcrcfor; (ii) In Landlord's sole but reasonable: judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premii;es will be used for the Pennittt:d Use, and will not violate any negative covenant as to use contained in any other lease of ::.-pace in the Build in£: (iii) The proposed assignee or subtenanl is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord bas been furnished with proofthereofres.sonably acceptable to Landlortl; (iv) The propostid assignee or sublessee is not a person wilh whom Landlord is th.on nogotiuLing to lease ~pace in the Building or any other properly owned by Landlord an affiliate of Landlord; (v) The fom, of the proposed sublease or instrument of assignment (i) shall be in fom1 reasonably satisfactory to Landlord and (ii) shall comply with the applicable provisions of this Articli: X; (vi) Any sublease shall be a sublc1m1 for either (x) all of tho Premises, (y) all of the lower leve1 and ground noor portion of the Premises, or (z) all of the s<:tcond floor portion of the Premises; (vii) The amount of the uggregs.le rent to be pnid by the proposc::d subtenant is not less U11ln lhc then ournmt ma1·ket rent per rentablc squore foot for the Premises as though the Premises were vnca11t, and the rental and other terms and conditions of 28 the sublease arc tho same as those contained in the proposed sublease furnished to Landlord pursuant to S1::ution 10.1 (B)(l) nbove; (viii) Tenant shall reimburse Landlord on demand for the costs that may be incurred by Landlord in connection with said assignment or sublease) including without limitation, the: costs of mal<lng investigations as co the acceptability of the proposed nssigncc or subtenant and the reasonable legal costs incurred in coru,ection with the granting of any requested co11se11t; (ix) Tenant shall not have advertised or publicized in any way the avuilability of the Premises without prior notice to Landlord, nol' shall any advcrtisemt..'llt state the name (o.s distinguished from the address) of the Building or the proposed rental or list the Premises for subletting or assignment with a broker, agent or representative other thnn the agent as may be designated by Landlord; (x) TI1e proposed sublcnunl or assignee shall not be entitled, dirnctly or indirectly, to diplomatic or sovt:rcign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York Stnte; (xi) The proposed assignee or sublesscc concurrently with the delivery of the assignment or sublease agreement, as the case may be, delivers to Llllldlord such additional securily as Landlord may reasonably request based on, among other tJ1ings, the financial worth ai,d business ex.pedencc of such proposed assignee or subtenant (but in no event less than an amount equal to two (2) months I Fixed Rent payable by Tenant hereunder during the last year of the Lease term), to be held by Landlord as additionnl security in accordance with this Lea'ie. In addition. the principals of the proposed assignee or subtenant, as the case may be, .shrul deliver a "good guy" guaranty in favor of I.nndlord in form 11nd substance reasonably satisfoctory to Landlord; (xii) The proposed assignee or sublessec, concurrently with th!! delivery of tbc assignment or subleuse agreement., as the cnse 1nay be, delivers to Landlord a mutually certified statement of the full extent of the considcrnLion, if ony, to be paid to Tcn1tnt by the nssignee or the sublessee for or by reMon. of such assignment or 1-1.1blense, as the case may be., (including, but not limited to, Stlms paid for the sale of Tenanfs fixtures, leasehold improvements, equip1ncnt., furniture, furnishings or other personnl property); nnd (xiii) The Guarnntor (as defined below) shall remain fully liable under the Guaranty (as defined below). (S) Reactivation ofTennination Option. 1n the cvcnl that (i) Landlord fi1ila to e~erdsc its option under SectionlO.l{B)(l) above and consents to a proposed assignment or sublcascl and (ii) Tenant fails to cxcoutc and deliver the assignment or sublease to whfoh Landlord consented within forty five (45)_ days aft(!r the giving of such consent, then Tenant shall a~uin comply with 1111 of the provisions and conditions of subsection A above before assigning this Lease or subletting I.he Premis6S. (6) Subltmse Provisions. With respect to each and every sublease or subletting ptmniltctl by Lnndlord under the provisions of this Lcnsc, it is !urthl.lr ugreed that: 29

(i) No subletting shall be for a tern, ending later than one (l) day prior to the Expiration Date of t11is Lease: (ii) No sub1ease shall be delivered, and no subtenant shall take possession of 1ho Premises, until nn execute-d counterpart of such si1blense hns been delivered to Landlord; (iii) Eaoh sublease shall provide that it is subject and subonlin.ite to this Le-ase and to the lnatters to which this Lcosc is or shall be subordinate, and that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right. title and interest of Tenant, as sub lessor, under such sublease, and such subtenant shu.ll, at landlord's option, attorn to Landlord pursuant to the then cxccutory provisions of such sublease, except that L~mdlord sbaU not (a) be liable for any previous act or omission of Tenant under sueb sublease, (b) be slibjcct lo any counlt:rclaim, offset or defense not expressly provided in such subl<:as~ and that theretofore accrued to such subtenant againsL Tenant., or (c) be bound by ally previous modification of such sublease or by any prnvi.ous prepayment of more than one (1) month's Fixed Rent. The provisions of tllis Article X shall be self-operative and no further i11strt1mcut shal1 be required to give effect to this provision. (iv) If any Lnws rcqt\irc that a,ty asbestos or other hazardous material contained iu or about the Ptc,niscs be dealt with in any particular munm:r in connection with any alteration of the Premises, then il shnll be Llrn iiubtenunt's obligation, at the subtenant's expense, to deal with such asbestos or nny other hazardous material in accordance with all 8\lch Laws. (v) Each subletting pursuant to this Article X shall be subject to oll of th~ covenants1 .sgreements, terms, provisions and conditions contained in this Lease. Notwithstanding any auc:h subletting to any subtenant and/or acceptance of Fixed Rent or Additionul Rent by Landlord from any subtenant, (x) the Guarantor shall remain fully lio.bfo under the 01,1nrnnty, (y) Tenant shall rcmnin fully liable for (i) the payment of the Rent due and to become due hereunder and (ii} Utu pc.irformancu of all the covenants: agreements. terms, provisions and condilions colltaint:d in this LeiJ..'ie on the part of Tenant to be petfor:med, and (z) all acts and omissions of nny licensee or subtenant, or anyone claiming uodel" or through any subtenant, that shall be in violation of any oftbe obligations of this Lease shall be deemed lo bt: u violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further sublctling of the Premises by Tenant OT any per:ion claiming through or undc::r Tenant shall or will be made e.xcept upon compJiance with and subject to the pro'visions of this Attlclc X. If Landlord shall decline to givo its consent to any proposed assignmont or sublease, or if L.indlord shall ex.ercis~ its option under Section 10.1(13)(1), Tenant shall indc.mnify, defend and hold harmless Landlord against and from nny and all loss1 liabmty, dJ.1tnages, costs and expenses (including reasonable cow1scl fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee. (7) Profits. If Landlord shall give its consent to 1my assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as Additional Rent, the following sums: 30

(i) in tile case of an assignment, an amount equal to either (x) twenty percent (20% if the assignment occurs during the first seven and one half Lease Years of the Term or (y) fifty pcrc,~nt (50%) if the assignment occurs after the first seven and one half Lease Years of the Term, of all sums and other conside1·ations paid to Tenant by the assignee for or by reason of such assignment (inclllding, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment) furniture, furnishings or other personal property, less, 1n the cnsc of o. sale thereof; the thtin net unamortized or undepreciated cost thereof detcnnincd on thea: busis ofTenant's federal income tux returns)~ 1md (ii) in the case of a sublr.:ase, either (x) twenty percent (20% if the sublease is entered into during the first :seven and one hnlf Lec1se Years of the Tenn or (y) fifty pctcent (50%) if tile sublease is entered int..:, aflcr the first seven and one ha.lf Leas!.} Years of the ·r cnn, of any rents, additional charges or other consideration puyabl~ wuler the sublease to Tenant by t11e subtenant that is in excess of the Rent accruing duting the tem, of the sublease in respect of the sublease space pursuant to the ter.ms lm·eof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold ilnprovc1ncuts, equipment, furniture or other personal property, less, in the cas~ of the snlu thercot~ the then n~t unamortized or undcprccio.ted cost there<,f dtitermined on the basis ofTenunt's federal income tax returns). The sums payable under this subsection Section 10.1 (B)(7)(ii) shall be paid to Landlord as and when payable by the subtenant to Tenant. - • (8) Assum1>tio11 by Assi1mee. Any assignment or u·ansfer of this Lease shall be made only if. nnd shnll not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agrccm~nt in fonn and sub.sr.ancc sarJsfactory to Landlord whereby the assignee shall assume tbc obligations of this Lease on the part of Tcnanl to be performed or ob.served and whereby the assignee shall agree that the provisions in this Article X. shall, notwithstanding such assignment or transfer, contin\le to he binding upon it in respect of all future ~signments and transfers. The origim1l nume<l Tenant cov~nants that., notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding tile acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully Hable for the pnymcnt of the Rent and for the other obligations of this Lease on the purt of Tennnt (o be performed or observed and the Guarantor shall remain fully liable under the Guaranty. (9) Liability by Te!;Jant, The joint nnd sevt:ral liability of Tenant and any immediate or remote St1ccessor in interest of Tenant and the due perfonnanoe of tbe obligations of this Lease on Tenant's part to be perfonned or observed shall not be discl1arged, released or impaired 1n any respect by nny agreement or lltipulation mode by Landlord extending the time, or modifying any of the obligations, of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations ofthiti Lease. In no event shall any assignment of this Ltmsc or sublease of all or any portion of the Premises, whether or not in violation of the terms and conditions of this Artiole X, shall release Tcnll.llt of any liability b.ereunder or release Guarantor or any liability under the Gunrruuy. ( I 0) Re-entrx by Lru1dlord. lf Landlord shall recover or come into possession of the Premises before U1e date herein fixed for the termination of lhis Lease, Landlord shall have the righ¼ at its option, to tnlce over any and all subleases or sub lettings of the 31

Premises or any part thereof madi:: by Tenant and to succeed to nil the rights of said subleases nnd sublettings or such of Il.lctn as it may elect to take over. Tenant hereby expressly assigns and tl'ans.fers to Landlord such of the subleases and sub lettings as Landlord may elect to take over nt the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this lease or re-entry by Landlord hereunder or if Lnndlord shull otherwise succeed to Tenant's estate in lht: Premises, at which time Tcnam shall upon request of Landlord, execute, acknowledge and deliver to Landlord such further instrument$ of assignment and transfer as may be necessary to vest in Landlord the then existing subleases and sublcttings. Every subletting hereunder is subject to the condition and by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thc..-rcby agreed from mid aftei· U1c tcnnination of this Lease or re..entry by Landlord hcm..:under of or if Lnndlord shall othcnvisc succeed lo Tenant's estate in the Premises) that such liubti:inant shall waive any right to surrender possession or to tcnninatc Lhc sublease nnd, ut L:mdlord's election, such subtenant shull bi! bound to Landlord for Um balam:ti of the tel'm of such sublease and shall uttom to and recognize L8.Ildlord: as its Landlord, under nil of tho then c.xccutory terms of such svblcnse, except lhal Landlord shall not (i) be liable for any previous acl, omission or 11cgligcncc ofTcnnnt under such sublease, {ii) be subjccc ro any counterclaim, defense or offset not expressly provided for in such sublease, which the:r1;;tofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one (iv) month's rent and additional rent. which shall be payable as provided in the sublease, or (v) be obligated to pe1form any work in the subleased space or the Building or to prepare tht.:Jrn for occupaacy beyond Landlord's obligations under this Lease, and the subtemmt shall t!X.tlcute aad d1:liver to L"'l.ndlord any instruments Landlord may reasonably rcque.M to evidence and confmn such attomiuent. Each subtenant or licensee of Tenant shnll be deemed automatically upon and as a condition of occupying or using the Premises or any part thereof; 10 have given a waiver of the type described in and to the cxtcni and upon the conditions set forth in this Article X. {I 1) Notwithstanding anything to the contrary contained in this u.:ase, Tenant may, after prior written notice to Landlord, witl1out obtnining L,:mdlord's prior written consent, assign or transfer its entire interest in this Lensc (collectively, ''Tfaiu;ter" ) to Guarantor; provided, however. that Tenant shall have no such right lo Transfer pursuant to this section unless: (i) Tenant delivers proof reasonably satisfactory to Landlord tbat Ouarantor shall ha.vc, immediately after the Tr.ansfer, a net worth equal to or greater than that shown on the Consolidated Financial Statements for the Year$ Ended December 31, 2017 a.nd 2016 and Report of Independent Registered Public Acc:ounting Finn dated march 14, 2018 prepared by Friedman LLP; and (ii) the provisions of Section I O(b)(8) above shall be salisfied. ARTICLE XI SECTION 11. l Changes by Landlord. (A) Landlord shall hove the right. without the same constituting an eviction or constructive eviction of Tcrtanl in whole or in part and without any abatement of the Rent 01· liability to Tenant, to (i) place (and have access to) ducts, beams~ pipc:51 joints. foundations~ supports and conduits through the Premises (without a reduction or reconfiguration of the 32

t1i,eable area of the Premises, except to a de mfnimis extent), (ii) enter the Premises nt reasonable tim.cs upon rcasonuhle prior notice, which may be verbal (but prior nolicc shall not be: required in an emergency), to inspect the Premises, to show the Premises to others 01· to perform an.y work Landlord deems necessary lo the Premises or the Buildiug (lncludin~ the Building systems) or for the purpose of complying with all present and future law.s, codes, n11cs, statutes, ordinanctis, requirements untl regulations of all federal, state ru1d municipal governments, and the appropclate depattments, commissions, boards, and officers thereof, and in accordance with the orders, rules and regulations imposed by any applicable fire rating bureau or other body exercising similar functions in connection with the Premises (collectively. "Lawsn), (iii) alter, maintain or repair the Building (including the Building systems) or the Land and (iv) take all mnterial into the Premises that may be required in connection with any of the matters described in this Section. If Tenant is not present when Landlord desires to enter the Premises, L11ndlord or La1tdlord's contractors may enter the Premises (by force, in the event of an emergency) without liability to Tenant. (B) Except as may be provided in this Lease, any and all exterior walls of the Building, core corridor walls, and exterior doors and commoes (other than surfaces facing the interior of the Preinises and doors and cntranc,.;.s servicing onl)' the Premises), balconies, terraces, vaults, B11ilding systems and all other portions of the Building nrc reserved to L.1.ndlord for Landlord's use, ore not part of the Premises, and Landlord may have access thereto through the Premises. (C) Landlord shall be entitled to erect scaffolding or sidewalk sheds from time to time on and around the Building. In the event Landlord shall inslall or cause to be installed any sc11ffolding, sidewalk shed or lmy other protective slruclurc on all or nny portion of the storefront portion of the Building, Landlord shall use commercially reasonable efforts to minimize the period of time during which such scaffolding, sidewalk shed or otl1cr protective structur-e must remain in place, lo thti uxtent pnicticuble, und the extent to which the same shall impair the vlsibilily of the Premises. All scaffolding or sidewalk sheds, to the extent rensonebly practicable, shall be double height; so as to clear any existing Tenant signs, lights and windows. In the event Tenanes signage or store windows arc blocked, upon Tenant's request, but only to the extent permitted by applicable Laws. Landlord shall, at its sol~ cost and expense, install signage identifying Tenant by its trade nnme on the face of such scaffolding, sidewalk shed or other protective structure, at u location directly in fro1it of Tenant's business storefront, which s1g1111gc shall be prepared by Tenant at Tenant's sole cost aud ccX.pcnse, it being understood and agrel!d that Lnndlord Shall not place any advc.rtising or signagc, e..xcept where required by law, on the portion of the scaffolding directly in front of the Premises. In no event shall Tenant be entitled to any abntcmcal, sctoIT or counterclaim against Rent as a result of the placement of scoffolding or sidewalk sheds on or around the Building of which the Premises fonns a part. ARTlCLE~11 Cnsunlty SECTION 12.1 Damage Generally. 33

(A) Subject to Section 12.1 (B), if any pnrt of the Premises shnll be damaged by ftrc or other co.sualty. Tenant shall give prompt notice thereof to Landlord and Landlord, after the collsction of insurance proceeds 11ttributablc to such dnmagc, shall with reasonable diligellce repair such damage to Any part of the Premis~s. the rcpnir of which is Landlord's obligation hercu11dcr. Notwithstanding anything to the contrary contained herein, Landlord shall not be Tcqufrcd to repair or restore nny of Tenant's property or auy r>Jtcretion or leasehold improvement made by Tenant or for Tenant at Tenant's cxpcusc. Rent shall not be reduced or abated during the. period of StJcb repair, restoration or rebuilding even if the improvements are not tenantab1e. Li1Ildlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from the unden:akill_g of st1ch repair. (B) Notwith!itanding Article )ui(A), if the Building shall be substantially destroyed by fire or other casualty and if in the reasonable opinion of Landlord it would not be economically fe1tsible to rebuild the Building and LandloTd elects not to rebuild, then Lt1ndlord may elect by notice to Tenant within ninety (90) days after the date of such destruction (lhc "Dcscruction Dnte") to terminate this Lease as of the Destruction Dntc and if such notici..: shall t,e given this Leuse and the term and estate hereby granted shall terminate ns of the Dcslruction Date with the satlle effect as if the Dcstmction Date were the Expiraticin Datt of the tertn of ti.us Lease and Tenant shal1 pay the Rent therew1d~r justly apportioned to the Destruction Date. (C) In the event Landlord docs not h::nninnte this Lease in accordance with the provisions herein above, Landlord shall rnpair or rebuild the PremJses in accordance witb Paragraph (A). (0) Landlord shnll have no obligation to carry insurance of any kind on Tenant's goods, furniture OT furnishings or on Tenant's Property, and Landlord shall not be obligated to repair any dnmnge thereto or to replace the sn_me; (t) Notwithstanding anything to the contrary, Landlord's restoration obligations shall be limited to ihtl amount of insurnnoe pl'ooceds acrnaUy received by Landlord less nny deductible, and Landlord's shall only be required to restore the Premises to the condition it wa~ in 011 th~ Commencement Date. (F) If lhe Premises shall be dAmagcd by fire or other casualty to the extent of more tha11 twenty-five (25%) of the cost of replacement thereof durin~ tl1e 111st two (2) years of the Tenn. Landlord may terminate this Lease by notice to Tenant given within ninety (90) days after such event, and upon the date specified in such notice, which shall be not less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall turminnte and Tenant shall forthwid1 quit, and surrender tho Premises t.o Landlord without prejudice to any rights Landlord may have againsl TcnnnL prior to tho ll .. 'flnination of this Le11$e. SECTION 12.2 Rdcnsc; Waiver of Subrogution: Contractual Liabiljty Endorsemct1t. Notwithstanding uny 0U1er provision contained in this Lease to the contrary. Tenant bcrcb-y waives any right it ma.y have against Landlord, Landlord's mortgagee or any of the other parties in interest .from time to time on account of any loss or damage occasioned to Tenant, its property, the Premises or its contents arfaing from any risk generaJly covered (including deductibles) by "all risk" insurance as uforesaid providing 34 prolt:ction against fire, lightning, t:Xtenr.lt:d coverage., vandalism and malicious mischief, sprinkler leakage and other "all 1·isk'' perils including water damage, whether or not such a policy sball be in force. SECTION 12.3 Express Agreement. TI1is Lease shall be considered on express ngrccmcnl governing auy c11Se of druna.ge to or d~truction of the Building or the Premises by firt! or other cnsualty, and any law that purports to govom the absence of express agreement, including without limitation §227 of the Real Property Law of the State of New York, and any successor or other law oflikc import, shall have no application. ARTlCLEXlll Condemn atlon SECTION 13.1 Condci:nna.lion. (A) If there shall be a taking of the entire Premises in condemnation proceedings or by any right of eminent domain, this L~1se and the Term .ind e!':tate hereby granted shall forthwith cease and tem,innte as of the earlier of the date of vesting of title in such taking or the date of taking of possession by the condemning authority. (B) Tn the evcnl of a taking of a portion of lhe Premises in the manner de.'lcribed in subsr:ctio.n {A) above Tenant shall not be entitled to any abatement of Rent on account of such taking with respect to the portion of the Premises not so taken; provided, however, that Tenant shall be entitled to an abatement of Fixed Rent on account of such taking by a percentage, which shall be equal to a fraction, the numerator of which shall be tho aren of the portion of the Premises so taken and the denominator of which shull be I.he area of the entire Premises prior to such tnk.ing. SI:::CTlON 13.2 Award, In the event of a taking of all of the Premises or the storefront, Landlord. shall be entitled to receive the entire uwnrd in tht! condemnation proceeding> including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or llnY part thereof; provided, however. that nothing contained herein sl1all preclude Tenant from intervening in any such condemnation proceeding lo claim or r~ceive from the condemning nuthority any compensation to which Tenant may otl1erwise be lawfully entitled in such case in respect of Tenant's Prope1"ty, for 1noving to a new location, or reimbursement for tenant improvements, provided the same do not include any value of the cstntc vested by this Lcnsc in T cnant nnd furlhor provided the same do not in any way diminish tbc value of Land1ord's awatd. SECTfON 13.3 Condemnation for a Limited Period. Notwithstanding the foregoing, if ull or uny portion of the Premis~s shnll be condemned or taken for governmental occupancy for a limited period of less than ninety (90) days, this Lease shall not terminate, the Rent shall not be abated and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otheiwise) unless the period of governmental occupancy extends b-cyond the expiration of this Lease, in which case Landlord shall be entitled to such purt of such JS award as shal I be properly allocable lo the cosl of restoration of the Prm11ises, and the: balance of such a.wilfd shall be apportioned between Landlord and Tenant as of the date of sucb expiration. lf the termination of such governmental occupancy is prior to expiration of tllis Lease, Tenant shall to the extent of any award restore tbc Premises as nearly as possible to the condition ln which they were prior to tl1e condemnation or taking. ARTICLE XIV Accidents to Sanj;tarv And Other Systems SECTION 14.1 Accidents lo Samtua und Othur Svstenis. Tenunt shull &,rivt! to Landlord prompt notice of any damage to, or defective condition in, any part of the Premises or the structural elements or nny Qf the Building's mechanicnl, clcctrlcal or plumbing ~stems, and (i) Tenant s11ell promptly remedy any such damage or defective condition in the Premises and (ii) Landlord shall remedy :my sud, <lamagc or clefi.:divc conc.iition in thi: structural elements or any of th¢:: Building's mechunicnl, electrical or plumbfog systems located o\.\tsidc of th~ Prcmiscsj provided, howeveL\ thnt if nny such damage or defective condition in t11e stn1ctural elements or nny of the Building's mechanical, electrical or plumbing systems was ca-used by, or is ulu'ibutablc lo the acts, Tenant Altcrulions or the unreasonable or improper use of such syslcm by Tenant, il!I employees, cont:racto~, suhlessees, licensees or invitees, the cost of the, remedy thereof shall be paid by Tenant upon demand. ARTICLE.XV Subordination: Non-Tcrminability of Lwise SECTION 15.1 Subordination. This Lease and nil rights of Tenant hereunder are and shall be subjecI and subordlnatc {O all ground leases, master l~ascs, overriding teases and underlying leases, party wall agreements, reciprocal caflements and opurating agreements, fuc,::ide and/or open space easement~ and otht!r matters of record affecting the L11r.,d, the Building, and/or that portion of the Building of which the Premi!ies arc a part, now QI' hereafter existing, and to all mortgages and assignments oflenses nnd rents (cnch such mortgage or assigu1uent is hereinafter rofc.m:d to as a "!nortp,'.l.S£'>) tbnt may now or hereafter affect the Land and/or U\c Building and/or that portion of the Building of which UH} Premises are a part and/or any of such leases, whether or not such mortgag~ shall also cover other lands and/or buildings and/or leases. to each and every advance made or hereafter to be made under .such mor1gagcs, and to all renewals, modifications. replacements and extensions of such leases and such mortgages and sprcAders and consolidations of such mortgugcs. This Section shall be self-operative and no further instrument of subordination shall be required. In confinnution of such subordination, Ten.anl shall promptly execute, acknowledge and deliver any instn1ment that Landlord, the lessor under any such lease or the holder of any such mortgage or auy of their respective successors-in~interest may reasonably request to evidenc:e such suboroi11ation; and if Tenant falls to execute, acknowledge or deliver nny sucl1 instruments within ten (10) business days after Landlord's written rcq,uest therefor, Tcnnnt hereby irrevocably constitutes and appoints Landlord as Tenant's attomey-in fa.ct, coupled wiUl an interest, to execute and deliver any such instn1ments for nnd on behalf of Tenant. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called 11Superior Lease" and the lessor of a Superior Lease or its successor in interest, at 36 tho time 1•eferrcd to, is herein called "Superior Lei;sor"; and any mortgage to whicb this Le.nse is, ut tl1e time n:ferred to, subject and subordinate is herein called "Superior Mort1:mgc0 nnd the holder of n SupcriOi'. Mortgo.gc is hcrciu ¢1)l1cd ''Superior Mortgagee". If any Supt:rior Mortgagt:u or Superior Lessor requires one or more modlficntions to this Lease nnd the requested modifications do not materially and adversely modify Tenant's rights and obligations under this Lease, Tenant shall execute whatever documentation shaU be req'llircd by such Superior Mortgagee or Superior L~sor ro effect the modifications and to return such docum(lntal.ion to Landlord within five (5) days of the date such documentation shall be delivered, it being unde-rstood and agreed that Tenant's failure to execute and return such documentation to Londlord within such seven day period sllall constitute a default under this Lease. SECTION l S.2 Non-Tcnninability of Lease. (A) Ten1u1t's Interest Not Transferable. NciUtcr Tenant's interest in this Lease, nor on.y cstul-c hereby created in Tennnt nor any interest herein, sha11 pass lo any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as 1nay spccificn11y bo provided pursuant to the United States Bankn1ptcy Code or any state bankruptcy, insolvency or similar statute, as amended from time to time (the "Bnnkrupt<:y Code''). (B) Tcnninntion. 1u the event the interest or estate created in Tenant hereby shnll be taken iu execution or by other process of law, or if any guarantor of Tenant's obligations under this Lease or its or their executors, administrators or assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the proyjsions of any State Act or the Bankruptcy Code or if Tenant is adjudicated insolvent by a court of competent jurisdiction other than the United States Bankruptcy Court, or if il receiver or trustee of the property of Tenant or any Tenant's guarantor shall be uppointcd by reason of the insolvency or inability of Tenant or said g\ummtor to pay its debts, or if any assignment shall be made of Lhr; property of Tenant or nny guarautor for the benefit of creditol's, then and in any such events. this Lease and el) rights of Tcuant hereunder shall automatically cease and tcnninalc with the same force nnd effect as though the date of such event were the date originally set forth herein and fixed for the expiration of the Lease Tenn, and Tenant :.;hall vacate and surrender the Premise$ but shall remain liable as hereinafter provided. (C) Tenant's Obligation to Avoid Creditors' Proceedings. Tenant or any guarnntor aforc:said shall not cause or give cause for the appointment of a trustee or receiver of the assets of Tenant or such guarantor and shall not inake any assignment for the benefit of creditors, or become or be adjudicated insolvent.. The allownncc of any petition under ony insolvency law except under U1e Bu11kruptuy Code or the appointment of tht:: ttustee or ri::ceivcr of Tenant or any gu~ranlor QI' of the assets of either of thetn, shall be conclusive evidence that Tenant caused, or gave cause therefor, unless such aUowauce of the petition. or the appointment of the trustee or receiver, is vacated wilhil1 thirty (30) days after such allowance or appoinuncnL Any act described in this Section l5.2(C) shall be deemed a material breach of Tenant's obligations hereunder and nn event: of default, and this letise shall thereupon automatica1ly terminate. Landlord does, in addition, reserve any and all other remedies provided in this Lease or at law or in equity. 37

(D) Rights and Oblieadons Unde1· the Bankru91cy Codi::. Upon filing of a petition by or against Tcnam under the Bankruptcy Code, Tenant, as debtor and/or as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perfo1111 each and every obligation of Tenant under this Lease including, but not limited to, the manner of conduct of Tenant's business as provide ill th.is Lease until such time as this Lease is oilhcr rcjccrnd or assumed by order of the United Slates Bankruptcy Coun; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankrriptcy Code or within one hundred twenty (120) df!ys (or such shorter time ns Landlord, in its sole dil-cretion, may deem reosonablc so long as noti<:t: of such period is given) of the filing of the petition under any other chupter; (iv) to give Landlord at least forty-five (45) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Prcinise~, any such abandonmcnL to be deemed a rejection of this Leo.so; (vi) to do aU other things ofbc:nefit to Landlord otherwise required under the Bankruptcy Code; (vii) to be deemed to have rejected this Lease .in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropria{e United States Bankn1ptcy Court providing all of the above, waiving notice and hearing of the entry of same. (£) No Waiver. No default of this Le.isc by Tenant, either prior to or subsequcnL to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writi11g by l1;1ndlord. (Ii) Other Oblig;,tions. lnc1udcd within and in uddition to w,y other conditions or obligations imposed upon Tenant or its successor in the event of a..,sumption and/or assig1m1ent a.re the following: (i) the cure of w1y monetary defaults and the reimbursement to Landlord of pecuniary loss within no more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum of money with Landlord equal to six (6) months' Rent, to be held as a security deposit to the oxtcnt-pcrmiltcd by the Bankruptcy Code or by an appropriate United States Bankruptcy C0\\rt; (lii) the u~e of the Pr~mii-;e:,; only as set forth in this Lease aµd lhe quality, quuntily and/or lint!.'> goor.1~ or si:rvices rc::quired. to be offered remaining unchanged; (iv) the reorganized debtor or nssignee of such debtor in possession or of Tenants' t1ustee demonstrating ill writing that it bas sufficient background including, but not limited to substantial experience and financial ability to operate out of the Premises in the manner contemplated in this Lease and meeting all other reasonable criteria of Landlord as did T cnant upon execution of this Lease; (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and, (vi) the Premises, at all times, remaining a single l.lnit with no physical changes of any kind being made to the Premises unless in compliance with t'he applicable provisions of this Lease. ARTICLE XVI Right to Perform Covenant;; ofTcgant SECTION 16.1 Tennng' s Default. Jf Tenant shall be in default under this Lease beyond any applicable notice and grace periods; Landlord may cure lhc same at lhe 38 expense of Tenant (i) in the case of emergency or in case such default will result irt a violation of law, a canc:ell11tion c:if an insurance policy maintained for the Building, or dumage to lhe Building or to space leased to another tenaut of the Building, immediately and without notice and (ii) in any other case, if sucb default continu~ after fifteen (15) days from the date that Landlord gives Tenant notice of Landlord'~ intention to so perfom1 lhe same (the "Cure Pcrlod"); provided, lho.t if a default cannot with due diligence be cured within fifteen (15) days from the date of :.uch notice for causes beyond Tennnt's reasonable control, the Cure Period shall be deemed extended (for a period not to exceed tliirty (30) days in t11e aggregate) if (a) imme-diate)y upon the receipt of ilttch notice, Tenant advises Landlord of Tenant's intention to institute nil steps necessary to cure such default .and (b) Temint institutes and thereafter diligently pmst:cutes to complc1ion all steps necessary to cure the same. SECTION t 6.2 Pa)'Jnents. Bills for nil rensonable cost:i and t!Xpenses incurred by Lw1dlord in com1ection with any perfonllance by it under Section 16.1 shall be payable.:: within twenty (20) days after notice of lhc amount thereof together with Mnual interest thereon ar eighteen (18%) percent and sh111l be deemed Additicmul Rcnl hereunder. S.F.CTfON 16.3 Additional Rent. If any co~t, expcosc, charge, amount or sum ( other tban fixed Rent) payable by Tenant as provided in this Lease is not paid when due, the same shall be due and payable by Tenant as Additional Rent hereunder and Landlord shall have the same remedy for failure to pay Additional Rent as it has for the failure to pay Fixed Rent ARTlCLEXVIl Estoppcl CC?rtlflcntcs SECTION 17. l Estoppel Ctrrtiticates. Tenant shall, upon not less than seven (7) days' prior notice, execute, acknowledge and deliver to Landlord a statement (i) certifying that this Lcnse is unmodified and in full force and effect {or if there have been modifications, thnt lhc same is in full force nnd effect as modified and stating the modification5), (ii) certifying the date..,;, to which the Rent has been paid in advance, (iii) stating whether or not to the besl knowledge ofTenunt, Landlord is in default under this Lease, and if so, specifying such default and/ot (iv) ccrtifyiug to such other matters with respect to this Lease as may be reasonably requested. l'cnant hereby irrevocably constitutes and appoints Lnndlord as attorney in fact for Tenant to execute any such instrument for an on bchaif of Tenant if Tenant fails to timely execute and deliver same to Landlord. Any such certificate may be rclic<I upon by any third party, prospective purchaser or mortgagee of the Pi;emises or any part thereof. ARTICLEXVU1 Conditional Limitation, SECTlON I S.1 Condilional Limitation. This Lease Wld the term nnd estate hereby granted are subject to the limitat1on that: 39

(A) in casu Tenant shall defuult in the payment of any Rent on any date upon which the snme becomes due or Tcnnnt shall refuse to take possession of the Premises upon delivery of pos.sessfon or shall vacate the Premises and pcnnil same to remain unoccupied and unattended and any such defaults shall continui; fur five (5) days after l1mdlord shall have given to T~nllnl a notice ::.pccifying such default (which notice, iu the event of a default of any monetary tenn of this Lease, shall not be tequlred to be given more than twice in any Lease Year), or (B) in case Tcnan.t shall default in the keeping, observance or perfonnance ol' any covenant or agreement (olbcr lhan a dotau.ll of the churncter rererred lo in paragraph {A) of this Section 18. l ), and if such default shall continue and shall not be cured within fifteen (l 5) days after Landlord she.II have given to Tenant a notice specifying the same, or, in the case of a default that, for ca-uses beyond Tenant's reasonable control, cannot with due diligence be cured within sucb period of fifteen (15) dnys, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlorcl of Temmt' 1; intt:ntion duly to institute all steps necessary to cure such clefoult and (ii) shiill not duly and promptly institute and thereafter diligently prosecute to complctio11 aU steps 11ec::essai·y to cure the sarne (within 30 days of Landlord providing the notice set forth herein), theo, in 1111y of such cases set forth ill Section J 8.1 (A), Section 18. 1 (B), or this Section 18.1(.B) above, Landlord shall, in addition to any otller remedies avail.able to it at law or in equity, be entitled to give to Tenant a notice of intention to end the tem1 of this Lease at the ~xpiration of tbree (3) days from the date of the giving of such notice, and, in the event such notice is given. tJ1is Lease and the term and estate hereby granted shall tenninnte upon the expiration of such three (3) days with the same effect as if the hist of such three (3) d11ys were the expiration date of the term of this Lease, but Tenant shall remain liable for dmn11gC!i uii provided herein or pursuant to law. For the avoidance of doubt, the parties acknowledge that the 3-day notico of intention to end the tenn of this Lease is not an additional period within which Tenam may cure the specified default. SECTION 18,2 g m1l and Other Costs, Tenant ackllowledges that if Tenant shall foil to tim~Jy comply with any .and all of its obligations under this Lease, Landlord wHI incur ununticipated legal nnd other c:osts in the preparation and service of a notice advising Tenant of such failure, and thnt $1,500 is a reasonable estimate of such costs. Tenant shall po.y such su1n as Additional Rent (in addition to nny other surns required hereunder) within seven (7) days of the dale of any such notice Lnndlord shall deliver to Tenant ARTICLEXJX Re-Entry bv Landlord: Damages; .End of Tenn SECTION 19 .l Re-entry by Landlord. If this L~ase shall terminate in accordance with the conditional limifation set forth in Sections 18.1 and 18.2 or if the Term of this Lease shall expire under Section 1.2, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter into or upon the Premises and dispossess Tenant therefrom, or nny part thereof, either by summary dispossession proceedings, by any lawful action or proceeding at law. 40

SECTION 19.2 llilmag~. In the event of a termination of this Lease, Tenant shall pay to undlord, as damages, at the election of Landlord, sums e-qual to the aggregate of all Additional Rent U1al would have been payable by Tenant had this Lense not tenn.innted, payable upon llie dut: dates therefor specified herein until tho date hcrcinbcforo set forlh Cor the expiration of the Tenn; provided, however, that if Landlord shall rek:t all or any part of the Premises for all or any pan of the period commencing on the day following the date of such termination and ending on th~ date hereinbefore set forth for the expiration of the Tenn, Landlord shall credit Tenant with the net rents received by Landlord from sucb relctting, when received, net of expenses incun·ed or paid by Landlord in tenninating this Lcusc i:Uld r~-entering the Premises and securing possession lhercoJ~ as well ns U1c expen.ses of reletting, including nlccring artd preparing Lhc Premises for new tenant!!, brokers' commissions, and 1111 other expenses propt.:rly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such relctting may be for a period cqunl to or .shorter or longer thnn said pcri.od; provided, further, lhnl (i) in no event .sh::iTI Landlord huvc ony obligation to rclct the Premis~ or uny purt thereof or be liable for refusnl or failure to collect any tent due ur,on such relctting; (ii) in no event shall Tenant be entitled to receive any ~ccss or l'!uch net rents over the sums payable by Tenant to Landlord hcrcundcrj (iii) in no event shall Tenant be entitled, in any suit for ibc collection of damag(;.!I pursuant to thi~ paragraph tn a credit in respect of tmy net rcnls frotn a reMting except to the 4'xtent thut such net rents a1·e actua!Jy received by Lnnd\ord prior to the commencement of such suit, and (jv) if the Premises or any part thereof !>hould be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such rcletting and of the cxpcn~cs of reletting. SECTION 19.3 RentAcceleration. As cm aJtc1'1mtivc to the r~ncdy set forth in Section 19.2, Landlord may recover from Tenant, as damages, in addition to any unpaid Rent accn1ed to the date of such termination, an amount equal to the difforencc, for the lmexpired portion of tl1e tenn hereo(, between: (l) the aggregate of all Rent reserved hereunder; and (2) the then fair and reasonable rental v.ilue of the Premfaes, both discounted at the rate of four (4%) percent per annum to present worth. However, nothing herein contained shall limit or prejudice the right ofl.andlord to prove and obtain as liquidated damages by reason of such tcnninntion an .imount equal to the m11xi1num 11llowed by tllc stntute or rule in effect al the time when, and govemhlg tho proceedings in which sueh damages arc lo be proved, whether sucl1 amount be greater, equal lo, or less than the amount of the difference 1•eferrcd to above. ln determining the rcasornililo vnlue of the Premises, the Rent realized by re-letting. if such re-letting bl'.: accomplished within a reasonable time after such dispossession or tc-nninntion, shnll be dt.:emed prima facle to be the reasonable rental value. The tcnns of Otis Section l9.3 shult expressly survive the termination of this Lcnsc. SECTION 19.4 Qfucr Remedies. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord .igninst Tennnt of any .sums or d11magcs to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reeson of any default hereunder on the pnrt ofTcnnnt. SECTION 19.5 Right to Injunction, In the event of n breach or threatened breach on the part of either party with respect to ru1y of the covcnrutts or agreements on the part of or ou behalf of the olhor to be kept, observed or pcrfonncd, Landlord or Tenant shall also have 41 the right of injunction. The specified remedies to which either party may resort hereunder arc cumulntive and are not intended to be ex.elusive of any other remedies or means of redress to which such party may lawfully be entitled at any time, and such party may invoke any remedy allowed at lnw or in equity as if specific remedies were not herein provided for. Tenant agrees thal if Landlor<l has delivered a notice to cure pursuant to Article XIX and Tenant seeks a Yellowstone injunction or other preliminary injunction to extend :ind/or toll the cure pe1fo<l during the pendency of litigation to determine the propriety of thi;: notice to cure or the existence of an alleged default, Tenant shall be required to pay Rent und Additional Rent to Landlord1 without prejudice and as if such dispute did not exist, as a condition to obtainiug such extension OT tolling of the cure period. The failure to make such payments sl1alJ be nn independent default subject to Section l 8. l (A). Any such payments shall bu without prejudice to the cou11's determination that Landlord shall bt.: n.:quir~d to refund or credit to Tenant all or some of such payments. SECTION l CJ.6 Certain Wuivers. Tem.mt waives and surrenders all right and privilege that it might have under or by reason of any p.resent or future law to redeem the Premises 01· to hnvc a. c011tlnua11cc of this Lease for the term hereof aflcr Tenant is dispossessed or ejected therefrom by process of law or under th~ terms of this Lease. Landlord and Tenant hernby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matters whatsoever arising out of or in any way co1mected with this Lease or Tenant's use or occupancy of the Premises. ARTICLEXX Noti.ces SECllON 20.l Notices. Any noticc1 consent. npproval, agreement, certification, request, bill, c.lcmnnd, slat~ment, acceptance or other communication hereu11det (n "Notice"} shall be in writing and shall have been duly given or furnished if delivered in person. mailed or dispatched in the United States mail, postage prepaid, registered or certified mail: return rl!cl!ipt requested., or bye recognized national courier service such as Federal Express for next busjuess day delivery, nddrcsscd to the party to which the same is to be delivered or given, iu all cnscs, at such party's addrcss(t1s) as set forth below or to such other address or addressee as said party may dcsig_nate by a notice given pursuant hereto. All notices, demands and requests shall be effective upon receipt, if delivered in person; three (3) business days after bc:.-ing deposited in the United States mail; or one (t) business day after being dcpo~it~d with the recognized national air courier service as required above. Rejection or other refo~ul to accept or inability to deliver because of changed address of which notice was not given as required herein shall be deemed to be receipt of the notice, demand or re-quest sent. Any notices hereunder shalJ foT all purposes be dee.med to have been sent by Landlord or Tenant, as applicable, if sent by such respective party's attomey. Notwithstanding anything contained in the Lease lo the contrary, bills and statements issued by Landlord may be sunt by regular first class mail or email, without copies to nny other party, This notice provision has been specifically negotiated between the parties hereto. All notices sent to Landlord or Tenant shall be sent to the addresses set forth in the preamble of this Lease. 42 with n copy of any notice to Landlord to be sent to: Mcrrncl Associates PLLC One Hollow Lane, Suite 303 Lnlce Success, New York 1 I 042 Attention: Mork D. Mermel, Esq. Email: markc@mem,elhtw.com with a copy of any notice to Tenant to be sent to: Ye & AssoeiaLt:s, P.C. 135-15 40th Road, Suite 402 Flushing, New York 11354 ARTICLE XXI Miscellaneous SECTION 21.1 Limitalion of L.mcllord's Liability. The coYenants and agreements on the part of Landlord to be perfom1ed under this Lease shall be binding upon Landlord herein named only for so long as Landlord I"etains an interest in the Prt:mises and shall not survive the lran~fer of its interest in the Premises, and in the event of such transfer such covenants and agr~ements shall thereafter be binding upon each transferee of such interest, but only with respect to the period beginning wilh thi.: date of such transfer and ending with the date of subsequent transfer of such interest. Notwithstanding any other provision in this Lense to the contrary. 'l'enant shall look solely to Landlord's interest in Che Premises for tl1c recovery of any judgmen1 aGainst Lnndlord and in no circumstances shnll Lnndlord or nny partner, member, manager, sharchold1...'1', officer or director be personally liable no1· sbill Tc11ant have recourse to any other assets of Landlord for satisfaction of any claim Tenant may have n~ainst Landlord. SECTION 21.2 Entire Al!rCement. This Lease contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party nor any agent or representative of either thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, e.xcept to the extent set forth in this Lease. All undcrst.undings and agreements heretofore made between Landlord nnd Tenant relating to t.lrn leasing of the Premises are merged in this Lease, which alone fully and completely ex.1,resses the.ir agreement. Any exhibits annexed to tlus Lcnsc arc hereby incorporated herein and made a part hereof. Landlord and Tenant spccificolly ac:knowledge that they have bad file oppommity to consult counsel of their choosing with respect to the negotiation of this Lease and the rights and obligations set forth herein. Any rule of construction to the effect that any ambiguitie.-; ai:e to be resolved agninst the drafting party shall not apply to the interpretation of this Lease, or to any schedules or ex_Wbits hereto. SECTION 213 l'JQ WajV£t Etc. The failure of landlord or Tenant to insist io any instance upon the strict keeping, ob:senr.mce or performance of any covemmt or agreement contained in this Lease or to exercise any election herein contained shall not be construed 11.s a 43 waiver or relinquishment for the flllurn of such covenant or agreement, but the same shall continue nnd remain in full forct and effect. No waiver by either Landlord or Tenant of any oovcnnnt or ngrecm<.Jnt conhtined 111 this Lease shall be deemed to have been mnde '1nless set forth in a w1iting executed by the party whose rights are being waived. No surrender of possession of any pru1 of the Premises shall release Tenant from any of its obligations hereunder unless nccopted by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Rent with knowledge oftbe breach of any covenant or agreement contuined in this Lense shall not bl! clee,ned a waiver of such breach by either Landlord or Tenant. SECTION 21.4 Oral Modification. This Lease sets forth the entire agreement between the patties, superseding nil prior a6rreements and understandings, written or oral, and may not be altered or modified except in writing and signed by both parties. SECT!ON 21,5 Surrender and Holding OycJ. Tcnnnt shall deliver up and si1rrender to Landlord possession of the Promises upon the expiration or earlier tenninatiol\ of the Lease Tenn, hroom clean, fi•ee of debris and Tenant's p~r.:;onul property, in good order, condition and stub~ of repair ( excepting ordinary wear and tear) and sball deliver the keys; access codes and curd at the office of Landlord. ff not sooner terminated as herein provided, this L~:se shall tenninnte at the end of the tease Term without the necessity of notice from either Landlord or Tcnnnt to lcm,inate the same; Tenant hereby waiving notice ro vacate the Premis~ end agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the stun.mnry recovery of possession of premises from a tenant holding over to the same extent ns if statutory notice hnd been given. If Tenant or any party claiming \mder Tenant remains in possession of the Premises. or any part thereof, after any termination of this Lease, no tcntincy ormtormi\t hi Ule Premises shall result therefrom, ,mless Landlord elects as llcrcinaftcr provided, but such holding over sha1J be un unlnwful detainer and all such parties shall be subject to immediate evict ion and removal. IfTeiumt or any party claimillJ;l under Tenant remains in possession of the Premises, or any part thereof, after any termination of this Lease, Landlord may, in addition to its other rights, elect at its sole option and discretion to treat such holding over by Tenant as the creation of 11 month•to-month tenancy subject to all of tl1e tenns, covenants and conditions :ls arc scl forth in this Lease insofar as lhe same are applicable to a month-t0-n1onth tenancy, except that the monthly Fixed Rent for each month (or portion thereof) of such holdover, shall be one hundred fifty (1 SO¾) percent of the aggregate sum of the montb.ly Fixed Renl payable in the last year of the Lease Tem, and the average monthly amount of all other Additional Rem and other charges paid by T¢ml.llt in the last yenr of the Lease Tenn for the first sixty (60) days of M)' such holdover, and two hundred percent (200%) of such sum thereafter. 1n the event Tenant or any party claiming under Tenant shall holdover, and if Landlord incurs any expense in removing T~nru1t, uny subtenant, o.r any other person holding by, through, or under Tenant or any subtenant, who has failed to so surrender the Premises or any part tllereof, Tenant shull reimburse Landlord as Additional Rent {,c.) for the cost nod expense (including, without limitation, reasonable attorneys' fees, disbursements o.nd court costs) of removing such .!iUbteuam or such person and (y) any and all damages in connection with U1c loss of uny future tenant, and such obligation shall survive the expiration or earlier termination hereof. SECTrON 21.6 Scvcrobility. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Leese or the application of such 44 covenant or agreement to any other person or any other circumstance shall not b1;e thereby aff ccted, and each covenant and agreement hereof shall remain valid and enforceable to the fullest ex.tent permitled by law. SECTION 2 I. 7 Attornevs' Fees. Whenever any default, request or inaction by Tenant causes Landlord to e11gage an attomey and/or incur any other expense, and in any action or proceeding that Landlord may prosecute or defend to enforce or d!.!foml its rights hereunder, Tenant shall pay all reasonable out--of•pocket costs incurred by Landlord, including reasonable attorneys' fees to be fixed by the court, and such costs and attorneys' fees shall be made a part of the judgment such nction. If Landlord commences any detainer suil1 .summwy proceedings or other action sec1dng possession of the Premises, Tenant agrees not lei interpose by consolidation of actions, removal to chancery or otherwise; an1• counterclatm, claim for set-off, rccoupmcnl or deduction of Rent, or other claim seeking affirmative relief of any kind (except n mnndatory or compulsory counterclaim which Tcnnut would forfeit if not so interposed). SECTION 21.8 Broker. 'f enam hereby warrants to Landlord that Tenant bas not em1,loyed or dealt with a brok~r, agent or finder in connection with lhis Lease other than Rober! K. Fullcnnan & Associates and Compass Real Estate {collectively. ''Broker"). Tenant shaU indemnify, dctend, protect und hold Landlord hannless ftom and against any 1md illl losses, liabilities, damages, claims, jud_,rrments, fines, suits. demands, costs, interest and expenses of any kind or nature (including reasonable attomeys' fees and disbursements) incurred in connection with any claim. proceeding or j,1dgment nnd the defense thereof, whicl, Landlord may incur by reason of any claim of or liability to ai1y broker, finder or like 11gent (other Ll'Ul.n Broker) arising out of any dealings clain1.cd to have occurred betweeo Temmt w1d any claimant in connection witl1 this Lease, and/or th~ :ibove; re11re.-;entation being false. SECTION 21.9 Successors a,ntl ru'!ligns. The covenants and a!,'Teements contained in this Lens~ shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or llnder them. SECTION 21. l O Consent. In the event that it is provided in this Lease that the excrcil;e of uny right by, or perfonmince of any obligation of, Tenant shall be subject to the consent or approval of Landlord, nnd that the consent or npproval of Landlord shall not be unreasonably withheld or delayed, tho11 in any ease in which Landlord shall withhold or delay its consent, such dclcnninaUon by Landlord shall be conclusive upon Tenant, unless Tenant shall, within thirty (30) days ailcr Notice fton, Landlord of its detem1ination, elect to hllVe this matter submitted for determination to a Court of competent jurisdiction o.r for expedited arbitration p1.wsuant to the rules of tile Amelica11 Arbitration Association, which such submission shalt be the sole remedy of Tenant for any such withholding of consc11t or approval by Landlord. In the event that any inattcr shall be submittt:d by Tenant pursuant to the provision~ of this Section, the sole issue shall be the determination as to whether the withholding of consent or approval by tandlor-d shall have been reasonable or unrensonable, and in the event that a determination shall be made that the withholding of consent or approval by Landlord was unreasonable, then the decision shall annul such withholding of consent or approval, such annulment being the sole remedy of Tenant; it being the intention of the pDrties hereto (as to which they are conclusively bound) that in no event shall any such withholding or delay of consent or approval by Landlord, or any decision with respect thereto: (i) impose any financial liability upon or result in any 45 damages being recoverable from Landlord; and/or (ii) create any right cognizable or remedy enforceable in favor of Tenant and against Landlord in Jaw 01· equity or under any special statutory proceeding or at all; provided, however, that 1my such decision may also provide for an assessment of the costs of the proceeding with respect thereto as belwecn Lnndlor<l and Tenant. Any consent or approval required of Landlord in uny provision of this Lease may be withheld by Landlord in it.,; sole and absolute discretion unless the provision requiring such consent or approval spedfi.catly states thnt Landlord shall not witlll1old such consent or approval unrcasonabl y. SECTION 21.11 Postponement of Pe1'fom1nncc, tn the event that either purty hereto shall be delayed or hindered in or prevented from the perfom1unce of nny act required hercu.11de1· by reasons. of stdkes, labor troul>les1 inability to procure labor or matetials, failure of power, restrictive governmental laws or reg\llations1 riots, insurrection, war, Acts ot God, fire or otbe1· cnsualty, condemnation or other reason of a similar or dissimilar 1mlurc beyond the reasonable c-0ntrol of the party delayed in performing work or doing nets required under the tcm1s of this Lcase1 then perfommnce of such act shall be excused for the period of the delay and the period for the perfonnance of any such act sb1:1ll be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, after the Comrncnccmont Date, which date shall be subject to a delay occasioned by the above causes, nothing contained in this Section shall operate to excuse Tenant from the prompt payment of Rent or ;my other payments or ohurgcs required by the terms of this Lease, or shall operate to extend the Lense Tenn. Delays or failures to perform resulting from lock of funds shall not be deemed delays beyond the reasonable conti;ol of a _party. SECTtON 2 l .12 Express Provisio,n to the Contrary. lf any provisio11 of this Lease shall conflict in any respect with ony law, statute, rule or regulation of any governmental or quasi-governmental authority having jurisdiction, then in suc11 respect the provisions of lhis Lease shall govern and contt-ol ill lieu thereof and shall be deemed lo be express provisions to the contrary of any such lnw1 sto.tu1c1 rule or regulation. SECTION 21.13 No Air Rights. No rights to any view or to light or air over any property, wbclhcr belonging lo Landlord or any other person, nre granted to Tenant by the provisions of this Least!. lf at nny time any windows of the Premises al'e temporarily darkened or the light or view therefrom is obstructed by reason of a11y repairs, improvements, maintenance or cleaning in or about the Property, Landlord shall have no liability therefor and Tenant shall not be entitled to any reduction or diminution ofTennnl's obligations under this Le-ase. SECT!ON 21.14 In fonnation B,~gugsts. T enaot shall, within ten ( I 0) days after l,.nndlord's request, provide Landlord or its agent with nll infonnntion reasonably requested by Landlord, its ngcnl, or its or their compliance committee with respect to Tenant, Guarantor and Tenant's affiliates, including, without limitation, its and their respective officers, directors or sharcholdets, including, without limitation, a certified (by Teo.ant's chief financial officer) statement of Tenant's snlcs al the Premises. Tho info[llllltion requested may include, without limitation., financial condition, personal and family bnckground, litigation, indictment, crimin'1I proceedings and the like in which any of the aforementioned may have been involved. 46

SECTION 21.1S Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a finn ofter to enter the ~ame, which may nol be withdrawn for a _period of six (6) weeks ntlcr delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, al Landlord's option, deposit any Security Deposit and Rent and proceed with any alterations or improvements. If Loudlord shall fail to execute and mail or deliver t11is Lease to Tennnt within such period, Tenant ffii!Y revoke its oiTcr to cnrcr this Lease by sending notice thereof to Landlord before Landlord mails or delivers un executed copy of tbls Lease to Tcnam. ln. such cn.sc, Lan<llord shall return any Security Deposit lllld Rent to Tenant. If Tenant shall seek to revoke its offer to enter this Lease in violation of tl1c foregoing provisions, Landlord shall have the options of forfeiting and retaining any Security Deposit and Rent theretofore paid, as liquidated damages without execUlin& and delivering this Lease to Tenant, or executing and dclive.ring this Lease to Tenant and enforcing the same as a valid nnd binding lease agreement SECTION 21.16 Facade Easement. Tenant acknowledges tbat Landlord may grant a fa~adc and/or open space easement with respect to the Premises to an orga1\.ization qualified by the Intemal Revenue Service to accept such an easement, such as lhl! Tru.1;;t for Architectural Easements, and that Tenant's use of the Premises shall in all r~'pects be subject to the tem,s of any such easement and all rules and regulation:-: relnling thereto. SECTION 21 .1 7 Counterparts. This Lease shall bu binding upon and inure to the benefit of the respective successors and assigns uf the: parties hereto. This Lease may be e.'tccuted in one or more counterparts, each of which may be a so~called "pen'1 original, telecopy or electronic file portable data format (.PDF), each of which shall be deemed an origina~ and ail of such counterparts shall together constitute one and the same instrument. SECTION 21 .18 Rule of Construction. This 1..ease shnll not be construed against the party preparing tl but shall be construed ns if both pmiics jointly prepared tho agreement, and any unc~rtninty und ambiguity shall 1101 be interpreted against ati.y one party. Any law or rcgulution which provides that the language of a coutroct shall be coostrued against the draffor shull not llpply to this Lease. SECTION 21.19 Safety and Security. Landlord shall have no obligation lo provide nny safety or security devices, services or programs for Tenant or the Premises nnd shall have no liability for failure to provide the srunc or (or inadequacy of any measures provided. Tenant shall, at its -sole cost and expense, provide: all safety and security devices, services and/or programs (as Landlord in its sole discretion deemi; necessary) in and at the Premises at all titncs. SECTION 21.20 Additional Representations. Tenant hereby represents that (i} it has the due authority to enter into th.is Lease, (il) is duly organize<l under the state of its fo-nnution und i11 qualified to conduct business in the State of New York, and (iii) any and all conditions preccdom to execution of this L~ase by Tenant have been satisfied. SECTlON 21 .21 Waiver of Declaratory Judgment Actign. Tenant waives its right to bring n declaratory judgement action with respect to any provision of this Lease or with respect to any notice sent pursuant to the provisions of thls Lease. Any brcacb of this parat,>raph 47 shall constitute a breach of substantial obligations of the rcnancy, and shall be grounds for the immediate tcnnination of this Lease. It is further agreed that ia the event injunctive relief is sought by Tennnt and such relief shall be denied, Landlord shall be entitled to recover the costs of opposing such an application, or action, includiJ1g its ~ttomey's fees actually incurred., it is the intentiou of the parties hereto that their disputes be adjudicated via summary proccc-dings. ARTICLEXXll Quiet En jovmcnt SECTJON 22.1 Quiet Enjovinent, Tenant, upon keeping, observing and perfomling all of the covmiants aJ.ld agreements of this Lease on its pan to be kept, observed and performed, sbnll lt1wfu.lly and quietly hold, occupy and enjoy the Premises during the term of thii; Lease from and against anyone claiming by, through or under T.andlor'Cl. ARTICLE XXllI Alterntious SECTfON 23.1 Altt1r:itions. (A) Tenant shall not before or during the Tenn make or suffer to be made any o.ltcrations> additions or improvements in Ol' to tho Premise~ (including, without limitation, Tenant's Work) (herein collectively called "Alterutions") without first ~,btni.ning Landlord's written consent thereto based on detailed plans and specifications submitted by Temmt and p,epared by an architect licensed and l'.egistered ln the State of New York. Landlord's consent mny be withheld in Landlord's sole and absolute discretion if Alterations will affect any structural clements or nny Bullding systems or the fa~ade of the Building or trigger the i:cquitcmcnt for additional code compliance or similar work not included in the Alterations, (B) (1) All repairs, replacements, and reconstruction (including, without limitation, all Alterations) m1.1dc by or on behalf of Tenant or any of Tenant's agents shall be inade and perfonm:tl (i) at Tenant's cost 11nd expense and at such tirne and in such manner as Landlord may designate, (ii) by contractors or mechanics approved by Landlord, (ili) in such manne-r so as to be at least equal in quality of materials and workmanship to the original work or insta11ation, (iv) in accordance wi th such reasonable requirements as Landlord may impose with respect to inliurnnce to be obtnincd by Tenant in connection with the proposed work, (v) in accordance with the rules and regulations adopted by Landlord IT(lm time to lime., and in accordance with all applicable Laws or govemtnental authorities having jurisdiction over the Premises, (vi) so as not to foterfcre with the use and enjoyment of the Building by 1..andlord1 other tenants of lhc Building or any other pctsons, and (vii) in compliance with such other reasonable requh'emenl<: ns L-nndlord n1uy from time, lo time promulgule. (2) Lu connection with its petfo.nnnncc of Tenant's Work nnd any Allerntions, Tenant covenants and agrees as fdllows: 48

(i) No Alteration shall at any lime be made that shall impair the structural soundness or diminish !he vohtc of the Premises. (ii} At the time Tenant requests Landlord's written consent to any Alteration, Tenant shall deliver to Landlord detailed plans and specifications Ll1crcfor. Tenant shall pay to Landlord □ny fees or expenses incurred by Landlord including, without limitution; the cost of Landlord's in house architect nnd cDgincors in connection with Landlord•s submitting sucb plans nnd sp~cificalions, if it so c1,ooses, to an architect or engineer selected by Landlord for review or examination and/or for supel'vision during perfom1oncc of Alterations. Landlord's approval of any plans 01· specifications does not relieve Tena.nL from the rc~1mnsibility for the legal sufficienoy and technical cotnpctoncy lhl>-reof, (iii) Before commencement of any Alteration:-, Tenant, at i"t$ ex.pcnse, shalJ obtain U1c necessary consents, authorizations and licenses from a11 federal, state and/or municipal authorities having jurisdiction over such work. (iv) Before the commencement of any Alter!ltions, Tenant nt its own cost and ~pense, shall deliver to Landlord en architect's statement staling that the Alterations comply with the requirements of the Americans with Disribilltics Act. (v) All work done in connection with nny change or alt1,;ralion shall be diligently prosecuted to its completion, done inn good and workmanlike manner, free of mechonics liens, pursuant to the plons or drawings prepared by a licensed architect previously submitt¢d to Landlord. Furthctmorc, ull work done must be in tompliance with the building. and z:011ing lllws, and wilh all oUlcr Laws, and Tennnt shall procure and deliver to Landlord cercificatcs of occupnncy and all other certificates required by law. (vi) Cont,actor Insurance. During the course of Tenant's Work and Alterations pursui'.lnt to Article XXIn, Tenant's contractor(s) shull provide and maimain in full force and effect during the Ttlm1 of this Lease, all warrnnty periods and other periods as specified herein, insurnnce policies providing coverages as specified below, with limits of liahility not less than those shown herein: a. Commercial General Liability ("CGL") with a limit of not less than SS,000,000 Genernl Aggregate Limit; S3,000,000 Products-Completed Operations Aggregate; $3,000~000 Personal & Advertising lnjury Limit and $3,000,000 Each Occurrence Limit. The COL insurance -policy shnU be endorsed to provide n separate g~eral aggregate for this projecL b. Business automobile liability in!.urance including non-owned and hired car coverage as well as owned vehicles with a sinilc limit of$1,000.000, c. Statutory Workers' Compensation, Disability Bunefits and employer's liability ins'1rance covering all contractor employees associated with this agreement, with employer's 49 liability os required by applicnblc ln.w, but wilh limits of not l~ss than $500,000/$500,000/$500 000. d. Property insurance on the contractor's property, including but not limited to tools and equipment not intended to be incorporated in the Work. e. Professional Liability/Errors or Omissions Coverage is required for contractors providing profcssionul services. This would include, but not limited to, architects, engineers and other any contractor providing design work. Limit required is $1,000,000. f. The contractor wm provide an umbrella liability insurance policy which covers the Silrnr.:: liabililic!. as the liability insuronce policic.:-s required in subsections A, B, C & D above $5,000.000 in excess of the contractor's liability insurance poJicies required in subsections A, B, C & 0 1\bove, g. The contractor will maintain such other insurance with si:ic.h limits as Lmdlord mny reasonably require, given the nature and/or the volume of the product or service that is required to be provided by the contractor under this ugrcem1mt. CGL insul'ancc shall be wriucn on 1SO occurrcuco fonn CG 00 01 {or a iiuhslitutc form providing equivalent coverage) and shall cover liability arising from premises, operations, indepcadcnl contractors, products-complcletl operations, personal injury and advertising injury, and lfability assumed under an insured contract (including the tort liability of another assumed in u bu~im:ss contract). There shall be no endorsements or modification of the CGL limiting the scope of coverage for liability arising from pollution, explosion, collapse or \\ndcrground prope1ty damag¢. Landlord, Landlord Parties, any managing agent and such other parties as Landlord may designate, shall be included as Additional Insured parties ("Additional lnsured") under the CGL, using ISO Additional lnsurcd Endorsement CG 20 l 0 or its equivalent. Such policy shalt include coverage for said Additional Insured witl1 respect to liability arising out of completed operations of contractor, and wbich coverage shall be maintained in effect for the benefit of Additional Insured for a period of two (2) years following final acceptance. Additional Insured shall also be included as Additional Insured under the commercial umbrella policy. It i!i agreed that Additional Insured coverage ~ required in this subparagraph shall apply as primary insunince. Contractor will be responsible for and hereby release-s Additional Insured from oll liability for loss or damage to all tools1 equipment, structures, property of employees and other property1 the capital cost of wWch is not included in the cost of the work. Contractor will maintain nll risk insm-ance on such property in l'lll amount equal to tbo full rcplaccmcnl value. Contractor waives all rights against Additional Insured, Additional lnsutcd's cngineetS, lhcir respective nffilintes, directors, Qfficers, employees and agenL11 from ull liability for recovery of 50 damages to the extent these damages n.re covered by the properly, the c.-ommercial genernl liability, business auto liability; workers' compensation and employers' liability, or commercial umbrolla liability insurance maintained pursuant to this Lease. All insurance policies required shall be i.ssued by a licensed, reputable, nnd financinlly stnblu insuruncc: cornpuny, rote A, VITI or better in A.M. Best Rating Guide. Landlord may reject insurance written by any insurer it deems in an unsatisfactory financial condition. Use of uny subcontractor by the conu·actor must bo approved in writing by Lmdlo.rd. The insurance requirements herein for contractor, shall also apply to :.·ubcontractors. Landlord, at its op1io11 m1d for its sole btmt:fit, may purchase and maintain such other insurnncc as it may deem necessary for the project. The purchase and maintemltl.ce of nny type of insurance by Landlord shall in no way be construed or deemed to limit, discharge, \Vniv«.: or release the contr:ictor from any of its obligations under Lhis agn.:cmc:nt or lO be a limit.ution on the nature or elttcnt of said obligations. The contractor shall not commence work .md no payments will be made under this Lease until all iim1mncc requirt:d hereunder has been obtained and appl'oved by Londlord. Approval of the insu-runc:e by Landlord shall not relieve or decrel\se the liability of the cont.raclor hereunder. Ccrli ficati.; of Insurance: Prior to commencing the work, contractor slmll furnish Landlord with a c<:.'Ttiticatti(s) of insurance, executed by a duly authorized rcprcsc11tativc of each insut~r. showing compliaoce with the insutaucc 1;cquircmeuts set fortll nbov~. All ccrtificutcs shall indicate "per project aggregate'' as regards to the COL coverngc. All certificates shall provide 30 days1 written notice to Additional Insured parties prior to the cancellation or material change of any insurance referred to therein (10 days for non .. payment of premium).All cenificates shall indicate "This insurance fa primaryu to Landlord;s insurance coverage. Failure of Landlord to demand such ccrtificntc: ot other evidence of full compliance with these insurance rcquircm1:.'Tlts or foilUTe of Landlord to identify a deficiency from evidence Lhal is provided shall not be construed as a waiver of contractor 's obligation to maintain such insurance. (vii) Tenant agrees to indemnify and save Landlord hannless from and against any and all bills for labor perfbnned and equipment, fixtures and materials fumisbcd to Tenant and applicable sales taxes thereon as required by New York law and from and against any and all liens, bills or claims therefor or against the Premises or the Building and from and against all losses, damages, costs1 cxpcnscs1 suits and claims whatsoever in connection with Alterations. The cost of Alterations shall be paid for in cash or its equiwlent, so that the Premises and the Building shall at all times be free Qf liens for labor find materials supplied or claimed to have been supplied. (viii) If the performance of Alterations shall materially interfere with the comfort and/or convenience of other tcuants in the Building or shall cause damage to or otherwise interfere w.itb the occupancy of adjacent buildings, Tenant shi111 upon Lnndlord's demand retl1cdy or remove the condition or conditions complained of. Tenant further covenants and agrees to indemnify and snv~ Landlord harmless from and against any and all claims, losses, 51 damnges, costs; cicpcm,es, suits and demands whatsoever mode or asserted against Lnndlord by reason of the foregoing. (ix) After each Alteration has been compfotcd, Tenant shall obtain and deliver to Landlord a ''writE:•off' or a. "letter of completion'' or such othci· documentation satisfactory to Landlord from the applicable municipal authority evidencing tbnL such Alteration is complete and in accordance with all legal rcquircn1cnts and shall thcreailer obtain and deliver to Landlord a change in the Certificate of Occupnncy or Certificate of Completion if required by reason of tho Allero.Lion. Nothing herein shall he deen,ed to limit Landlord's right, if permitted undt:r applicable law, to file or post notices of non-responsibility in the nppropriate filing office or in the or on the Premises. (x) Tenant shall cause its contractors, subcontractors, mnterialmen and all others perfom1iog wol·k. or pro·viding goods, materials and/or ser.rice.s to Tenant or the Premises, to work nnd co-exist in harmony with others perfonning work in, or occupying portions oJ~ the Building. Notwiths!anding anything contnina:i in this Le11se to the contrary, if any contrdcton; or tradespeople employed or utilized by Tenant, or any supplicrS of services to Tenant, shall cause (ot if thch· presence nt the Building shall othcrwisu rcsuJt) in any actual or threatened work stoppage, picketing labor disruption or other dispute ut the Building (whether or not Landlo.rd's consent or approval wus rcquir~d for Tenant's use of such contractor, tradesperson and/or supplier)~ then, Tenant shall, upon notice ftom Landlord (which notice may be delivered to Tenant by hand at the "Premises not\\1thstandiog any provision contained in this Lease to tlw contni.ry); immediately cease use of such contractor, tradesperson or supplier, as the case may be, and othterwise immediately resolve the dispute or condition that gavo rise- to such actual or threatened work stoppage, picketing or labor clisroption.. lf Tcnonl shall foil to so comply with the foregoing provisious of this Section immediately upon wriucn notice from Landlord, then, sucil failure shal..l be deemed to bt; a material breach of Tenant's obligations under this Lease and Landlord shall have the right, in addition to any other rights and remedies that Landlo1tl may be afforded at law or in equity, to terminate this Lease upon ten (10) dsys ' writte11 notice to Tenant, without regard to any grace periods contained in this Lease. ARTICLE XXIV lln-zna·dous Substances nud \Vnstc SECTION 24.1 DefinitiQns. As use(i in U1is Le,sc, "Hazardous Substances or Waste" shall include, but not be limited to, dip tanks, wielding stations, spray bootl1S and those materials defined by Environmental Laws as such. "Environmental Luws•i shall include, but not be limited to, each and every federal, state and local law) slatute, code, ordinance, regulation, rule or other requirement of Governmental Authorities having jurisdiction over the Building (including, bul not limited to, consent decrees and judichd or administrative orders), relating to the environment1 including b1.1t not limited to, those applicable for the storage, treatment, disposal, handling and release of any Hazardous Substances or Waste, all as amended or modified ft'om time to time, including but not limitc..-o to, the Comptt:hensive Environmcntnl Response, Compcnsntion and Liability Act of 1980 (42 U.S.C- §9601, cl seq.), as amended by the Supcrfund Amendments und Reauthorization Act of 1986 (42 U.S.C. §960l~9675, ct seq.} and as further amended ("CERCLN'); the llesource Conservation and Recovery Act of 1976, as 52 nmcndcd (42 U.S.C. §6901, et seq.); the Cle.an Water Act, RS a.mended (33 U.S.C. §1251 1 ct seq.); the Clean Air Act, as amended (42 U.S.C. §7401; ct seq.); the Federal Insecticide, fungicide and Rodenticide Act, as amended (7 U.S.C. §136, et seq.); the Toxic Substance and Control Act of l 976, as amende--d (IS U.S.C. §2601, et seq.); and Emergency Planning and Community Right to KTiow Act of 1986, as may be amended from time to time (42 U.S.C. §l 1001 to 11 OS0, et seq.), with regard to the storage of Hazardous Substance:. or Waste and petroleum products. SECTION 24.2 Tenant's Rcprc:;.WJlatfon$. Tenant represents to Landlord that at all times, it shall: (i) comply with and bike all action required by Environmental Laws nnd maintain and operate the Premises in accordance therewith; (ii) at its own cost ,:md expense maintain in effect nny permits, licenses or other gavcmtncntal npprovals, if any, required by F.nviranmental Lnws for Tennnt':. specific usc of thi: Prcmi:;cs; 11nd (iii) promptly make aU disclosures to Landford and/or Governmental Authoritias that may be required by Environmental Lnws. s ·ECTION 24.3 Notices. If at illlY time Tenant shall become aware, or have rcnsonabk cau!.c to bctlievc, that any Hazardous Substances or Waste has come to be locu.ted in, on or about the Premises, 'l'cnam shall hnmctliatcly give written notic-e of thut condition to Landlord. 1n addition, Tenant shall i:mmcdfately notify Landlord ;n writing of: (i) any enforcemertt, cleanup, removal or any other action instituted or threatened by Governmental Authorities pursuant to Environmental Laws; (ii) any claim made 01· threatened by any person agninsl Tenant or the Premises, relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to J'¢S\1lt from Hn?ardous Substnnces or Waste; -and (iii) any reports made to any Governmental Authorities nrisi11g out of or in connection with the foregoing. Temmt shall nlso furnish Landlord with copies of all reports, complaints1 notices, warnings and claims made:: or received. SECTION 24.4 !nd~mnification. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord (for the purposes hereof, counsel selected by Tenant's insurer shall be deemed acceptable to Landlord), protect and hold harmless Landlord and ench of Landlord's partm.:rs, directors, members, nmnagers, ownel'5 of direct or indirect inter~st in Lrmdlord. officers, employees, agents, successors and assigns, from llnd against llll)' 1.md 11.ll claims1 li~bilitjes, peualties, tines, judgm~ts, forfeitures, losses, costs or expenses (including ccasonnblc attorney's fees, consullanL-; fees und experts fees) for the death of or injt.iry to iu1y person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by: (i) the presence in, on or about the Premises, or the discharge or release, in or from the Building or the Premises, of any Hazardous Subsumccs or Wasle to the extent that such presence, discharge or release is caused or created by Tena-nt or caused or created by Tenant's agents\ employees'; sublcssees\ licensees', contractors' or invitees' use, operation and/or activities in the Building or the Premises, including but not limited to disc11arse or release as a result ofTennnt iilterations thereof: or (ii) Tenant's faih1re to comply with Environmental Laws. For the purpo~es of this indemnity the acts or omissions of T cnnnt, its agents, employees, contractor.i. sublessccs, liccnsc¢S or invitees, whether or not they at"e negligent, intentional, willful or unlnwful1 shall be 11Urihuulhle to 1'e11am, and Tenant's obligations shall suivive the expiration of the Le;:u;e Tt!ml. 53

SECTION 24.5 L_andlord's Consent Tenant acknowledges and agrees that it shall not be unreason11ble for Landlord to withhold its consent to any proposed assignment, subletting or other transfer of Tenant's intcresl in this Lease nor shall Tenant have the right to assign, sublet or transfer this Lease or its interest therein, withoi1t Lru1dlord;s consent if: (i} the anticipated use, or method of use, of the Premises by the proposed assignee, sublc.-ssee or transferee (collectively "Tqu'lSfere~") 11wolves the generation, sturogc, use, treatment or disposal of Hazardous Substances or Waste-; (ii) tlm proposed Transferee has been required by a pdor landlord or Governmental Authority to take remedial action in com1c:ctio11 with Hazardous Substances or Waste; or (iii) the proposed Transferee is subject Lo an enforcement order issued by Governmental Authoritie.s pursuant to Environmental Laws. ARTlCLEXXV SECTION 2.5.1 ,knndlord Consent to Signagc. Tenant shull not exhibit, i11scribt; paint or affix any sign; canopy, awning; banner, advertisement, notice or other lettering (collectively, "•SignJtcms") on any exterior portion of the Premises without the prior written conscnl of L.-incllord in each instance, which consent will not be unreasonably withl1cld, conditioned or delayed. A plan of all other Sign items proposed to be cxhibi1ed1 inscribt:d, painted or .iffixed on the exterior of the Pl'cmiscs shall be prepared by Tenant in oonfonnily whh the shmdards promulgated by U1c loclll community or bu~int:ss association (if uny) and subn1itted Lo Landlord for L,1ndlorcl's com:cnt, which consent shnl l not be unreasonably withheld, conditioned or delayed. Tenant shall obtain ull approvals for such Sign Items required by any applicable governmental agency, includi11g without limitation the New York City Landmarks Preservation Commission and the New York Depanment of 13ui1dings and any rcplnccmcnt or successor agencies, nnd all such Sign items shell be tasteful, non-offensive and appropriate-to u first-class building in the immediate vicinity of the Premisus. Upon ull such approvals, and upon the granting of Landlord's consent, Tc.rumt may instn.11 such approved Sign ltems at Tenant's sole expense, in accordance with the terms of this Lease all applicable legal requirements. Upon in.staJlation of any such other Sign Items, other Sign Items shall not be removed, changed or otherwise modified in any way without Landlord's prior written approval. SECTION 25.2 Interior Displays and Sigm.1ge. Tenant shall not place in th~ windows any sign, decoration, letter, advertising matter, or other thing of .any klnd, other thnn sha,;les or blinds and neatly leltcrctJ professionally prepared signs und/or professionally prepared displays identifying Tenant and/or the service.-. and products offer~d for salci provided that any such signage, displays or decor.1tions (i) are approved, if required. by any applicable governmental agency, including without limitation the New York City Landmacks Preservation Commission and the New York Dcpartmc11t of Buildings and any replacement or successor age1\cies; and (ii) shall be taslcful, non-offensive and appropri;ite to u first-class commercial building in New York City. Notwithstanding anything to the contrary contained herein, nothing shall be attached or affixed to the interior of any window in the Premises without Landlord's consunt, in its sole and absolute discretion. SECTION 25.3 h&:Pde Chfillges. Landlord does not demise nny portion of the extetiw of the Premises or the Building or grant any rights witl1 respect thereto. Accordingly, 54

Tenant or 4,nyone clnhning by, through or under Tenant shall not alter tho faonde of the exterior of !he Premises without Landlord's consent, which may be withheld in Landlord's sole end absolute discretion. Tenant shall not place ot" install or maintain on the exterior of the Premises any awning, can.opy, banner, flag, pennant; ncrial, antcnnni advel'tiscmcuts or projection~ of whatsoever kind or Uilturc wiU1out Landlord's consent, in its Sl)le ::u1d ubsolule discretion. SEC1'10N 25.4 Violation of Requirements. Any signuge, udvertisemc:mt, notice or 0U1cr k!t1.:-ring that shall be exhihited, inscribed, painted or affixed by or on behalf of Tenant in violation of the provisions of this Article XXV may be removed by Landlord and the cost aml expenses of any such removal shall be paid by Tenant as Additional Rent. SECTlON 25.S Removal of_Sign. In the event Landlord or Landlord's representatives shall deem it necessary to remove any sign in order lo painl or to make any other repairs, alterations or improvements in or upon the Premises or any part thereof, Landlord shall have Lhe right to do so. provided (the same be removed and replnced at Landlord' ~ expense. whenever the said repairs, alterations or improveinems shall have bCl..'1\ cotnplctcd. ARTICLE XXVI Late Charges SECTION 26.J Late Chamcs. (A) If Ten.mt shall foil to pay all or any pnrt of any Rent after the same shall have become due and payable, Tenunt shall pay as Additional Re1,t hereunder to Landlord a late charge of five (S.05) cents for each dollar of the amount of such Rent that shall not have been paid to Landlord when due. ln addition to the foregoing, ifTe!lant fails to pay any Reut after 1ts due dote. Tenimt shall pay interest thereon from the date due until the date paid at an annunl rate equal lo eighteen (18%) percent and such interest sbnll bc dccmcti to be:: Additional Rent. (B) 1n. the event Tenant pays any rent or other charge with a check that is, ror any reason, refused for payment by the bank on which it is drawn, Tenant shall pay Landlord a $300 service chnrge. (C) The late charge and service charge described above shall be (i) payable on demand and (ii) without prejudice to any of Landlord's tights and remedies hereunder, at law or in equity, for nonpayment or late payment of rent or othel' sums, bu1 shall be in addition to any such rights and remedies. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late ch:,1rges, interests and service charges as provided in this Article shall co:nstitut~ a waiver by Landlonl of its right to enforce the provisions of this Article XXVI in any :;uch instance or in any instance thereafter occurring. The provisions of this Article xxvr shall nol be construed in any way to ex.tend the grace periods or notice period provided for in this Lease. 55

ARTICLE XXVII Excnvntions SECTION 27.1 Exonvntionj. lf nt1 excavation shall be made upon Jund ndjacent to the Premises, or shn11 b~ authorized to be roach:, Tenant shall afford to the person cnusing or authorized to cause such excavation, Uccnse to enter upon the: Premises for tho purpose of doing such work n.~ snid person sbaJI deem nocessary to preserve the wall of tbc Building of which the Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity againsl Landlord, or diminution or abatement of rcl\t. ARTICLE XXVUJ Security Deposit SECTION 28.1 ScouriLy Deposit. Tenant shall have deposited with l,nndlord, the sum of One Hundred Fifl~cn Thousand Five Hundred and 00/100 ($115,500.00) Dollars (the "Sccuritv Deposit"), by Letter of Credit (as hereinafter defined) in the fom1 ns Landlord shall rea!ionably approve as securit-y for the fai.thft,t performance, obscrvnncc and compliance with ul! of the terms, covenants m1d conditions of th.is Lease on Tenant's part lO perfonn, ubsen.•t! or comply with. Tenant agrcus lliat, in the event that Tenant defaults beyond ,my notice and cure periods under nny of the termsi covenants or conditions in this lea.,;e on Tenant1s part to observe, perform or comply with (including, without limitation, the payment of any installment of Fixed Rent or uny amount of Additional Rent), Landlord may notify the Issuing 13nnk (as hereinafter defined) and thereupon receive all of the monies represented by the said Letter of CrcdiL nnd use, apply, or retain the whole or any part of such proceeds, or both, as the case may be) to the cxtenl required for the payment of any Fixed Rent, Additional Rcnl, or any other sums as to which Tenant is in default., or for any sum that LnndJord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after s\ltnma:ry proceedingll or other re-entry by Landlord). ln the event that Landlord applies or rctuins nny po1tion or all of such Letter of Credit, the amount not so used, appHed or rctnined shnll continue to be treated ns Tenant's Security Deposit, and Tenant shall rcstor~ lhc amount so applied or retained within three (3) days after Lundlonl's dernnnd ther~for, so thnt, nt 1111 times, the amount held by landlord shall be the full amount of the Security Deposit by delivering to Landlord u !.Ubstitutc Letter of Credit or an amendment to the Leiter of Credit. The Sccurily Deposit may not be npplied, nllocatc:.d or credited by Tenant for tho payment of Rent with TC$pect to which Tenaut may be in default under this Lease. In the event thut Tenant shalt fully and faithfully comply with all of the terms, provisions, covenants and condition~ of this Lease, that portion. if any, of the Letter of Credit not used, applied or retaine<l sl1all be retunied to Tenant afler the later of (x) Expiration Date (or such earlier date upon which the Lease may tcnninatc) and {y) delivery of possession of the Premises to Lnndlord, in accordance with, oud subject to, the applicable provisions of this Lease. Notwithstanding the foregoing, throughoul the term of this Lease, the required Sccurily Deposit amount shall not be less than three months of the then currcnl Fixed Rent, and Tcnunt shall promptly inc:rcnse the Security Deposit amount so as to comply with the foregoing, 56

SECTION 28.2 Letter of Credit Form. (A) The Letter of Credit (the "Letter Qf Credit") to be delivered os tlrn Securily Deposit under this Article shall be a clean, irrevocable and unconditional letter of credit issued by and drawn upon ::. commercial bank (hcrernafter referred to as the ''Issuing Bank") with offices for banking purposes and presentations of drafts under the Lotter of Credit in the City of Nt:w York having assets of not less than One Billion Dollars ($ ! ,000,000,000.00), which Letter of Credit shall have a term of not less than one year, be nutomaticaUy renewable, be in n form approved by Lllndlord, be for the account of Lundlord and be iu the ainount of the Security Deposit. The Lcllcr of Credit shall prnvide that: (i) Tuli Issuing Bank shall pay to Landlord an amount up to U1c face wnounl 01 the LOLLcr of Credit upon presentation of the l ,etter of Credit and a sight draft i.11 thu amount to be drawn; (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, fo1· consecutive periods of one (1) }'Car ca.ch during the Term of tWs Lense. unless the Issuing Bank sends written notice (hereinafter called the ''Non-Renewal Notice") to L,nndlord (with a copy to Landlord's coun~el) by certified or registered mail, return receipt requested., not less than six:ty (60) days prior to the then expirntion date of the Lcttc1· of Credit (with an ultimate expiration no earlier than the later of (x) oue hundred twenty (120) days after the Expiration Date of the Lci;se, or (y) the dntc thal Tenant vacates the Prcmi.ses), that it elects not to have soch Letter of Credit renewed; and (iii) The Lctlcl' of Credit shall be lransfombli; by the beneficiary thereof, without charge, and any failure of Tenant, or any of it11 successors <)r nssigtii. n$ penniucd under this Lease. lo p.ay the transfor charges l:ihall not affect the beneficiary's ability to transfer lhc Letter of Cri:dit; the Letter of Credit may be trnnsferred as nforesoid from time to limc1 by the then beneficiory \lnder the Letter of Credit; to effectuate a transfer under the Lcucr of Credit, the beneficiary must notify the Issuing Bnnk u\ writing slj;µtcd by an authorized sit,tnatory ofbcnefkiary, of the name and address of the transferee and oft.he effective dale of the transfer and any other rcnsonablc information required by the Issuing Bank; and upon the Issuing Bnnk's l'CCCipt of such writing, the issuing Bank will issue an :imendment tq the Letter of Credit tbnt changes th~ oarnc and uddrnss of the beneficiary hereof and shall deliver the original of such amendment to the new ben~ficia.ry/transferee and a copy thereof to the prior beneficiary/transferor. (B) In the event that the Issuing Bank sends n Non-Renewal Notice, Tenant shall have three (3) business days from 1hc date of issuance thereof to provide Landlord with a substitute Letter of Credit which meets the requiremi;:nts of' thi!i Article. In the event that Tenant fails within such period to provide Lundlord with n. substitute Letter- of Credit, Landlord shall huvc the right, ~xmrcisnble in nccordance with this Article and without any notice to Tenant or the Guarantor, draw down on the Letter of Credit, which moneys shall be held by Landlord as a cush deposit subject to Landlord's right to use such cash funds, at Landlord's sole option, for purposes of having issued, on Tenant's behalf, a substitute Letter of Credit. (C) Tenant shall pay, as additional rent hereunder, for nll of Landlord's reasonable, our..of-pockct costs and expenses (including, without limitation, renso1\ablc attorney 57 fees) incurred in connection wiU1 Lnncllord's review and/or negQtiation of any Letter of Credit, amendment or rcplaccmcnl thereof submitted lo Landlord pursuant to this Article. SECTION 28.3 Transfer. ln the event of a sale or transfer of the Premises or the then Landlord's interest therein or a le11slng by the then L1mdlord of any of same, Landlord shnll have the right, at no cost or expense to Landlord, to transfer or assign such Letter of Credit to thtl vendec., transferee or Jessee, and Landlord shall notify Tenant, by certified mail, return receipt requested, of such sale, transfer or lease, together with the nmne and nddress of such vendce, tranSfc:ree or lesstie, and Landlord shall thereupoll be released by Te11a11t from aU liability for the return of such Letter of Credit In such event, Tenant agrees to look solely to the new landlord for the l'CtU1n of said Letter of Credit. In connection with tlw foregoing, Tenant shall cooperate with Landlord and such vcndee, lrunsfort:e 01· lt!ssee in connection with the transfer or assignment or such Security Deposit including, without limitation, executing and delivering, within ten (I 0) days after demand therefor, any and all instruments, certificates, agret;mcnts or other documents that Landlord, snch vcndcc, transfcreG or les$ee the Issuing Bank may reasonably require. SECTION 28.4 No Assignment. Tenant covenants thnl it will not assign or encumber, or aUcmpt to ai;si!,'11 or encumber, the Security Deposit, and thar neither Landlord nor its successors (Ii" ussigns .,hv.lJ be bound by any such assignment, encumbrance, attempted assigmm:nt, or attempted encumbrance. SECTION 28.5 Renlac-,ment. ln the event that at any time during the Torm of this Lease,, the Issuing Bank files for protection under ony chapter of the United States Bankruptcy Code or the bankruptcy code of the state or county of its formation ,or is sei:Led by the appropriate regulatory authorities of the State of New York, the United States or the state or nation of its fonnation and as a result thereof is int"apable of or unable to, or prohibited from honoring the then existing Lcucr of Credit (hereinafter referred to as the "Existing. L/C"') then, upon the happening of the foregoing, Landlord may send writti:n notice to Tenant {hct'cinaftcr referred to as the "Replacement Notice") requiringTemmt within sixty (60) days to replace the Existing L/C with a new letter of credit (hereinafter refo1-rcd to as the "Rcplacomcnt LJC") from an tssuing Bank meeting the qualifiCRtions described in lhis Article. Upon rnceipt of a Replacement L/C meeting the qualifications of this Article, Landlord shntl simultaneously return the Existing L/C to Ten ant. ln the event that a Rep)ncemcnt L/C meeting tile qualifications of this Article is not received by Landlord within the time specified, the Existing UC may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with this Article;:. SECTION 28.6 )~ B1111k Credit Ritting. In the event that the Issuing Bunk's credit rating is reduced below P-2 (or equivalent) by Moody's lnvestors Service, lnc. or below A-2 (or cquiv;:ilcnt) by Standard Poor•s Coqlorntion (the "Minimuin Rating Requirement"), then Landlord shall have the tight to require that Tenant obtain from a different issuer a Replacement L/C that complies in all respects with the requirements of this Article XXVUJ., and Tenant's failure to obtain such ~ .Replacement UC within thirty (30) days following Lamllord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notw'ithstanding anything in this l..ea:-;e to the contrary) shall entitle Landlord to immediately draw upon the then e;,cisting Letter of Credit in whoJe or in part, without notice to Temmt. In the event the is.suer of any Letter of Credit held by Landlord is placed into receivership or 58 conscrvatorship by the Federal Deposit Insurance Corponition or any successor or similar entity, tht.:n, cnectivc ns of the date such receivership or conservatorah1p occ\1rs, said Letter of Credit shall be deemed to not meet the L'equirements of this Article XX.Vlll, and, within fineen (15) days thereof, Tenant shall replace such Letter of Credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything ira this Lease to the contrary, constitute an Event of Default hereunder for which U1crc shall be no notice or grace or cure periods being npplkablc thereto other than the aforesaid thirty (30) dny period). ff al any time during the Tenn there is no Issuing Bank that satisfies lhe Minimum Rating Requirement trom which Tenant is able to obteit\ at a commercially reasonable cast, a Replacement UC, then Landlord may draw down the foll nrnoum of the existing Letter of Credit (miless Tenant posts cash security equal to the amount of Lhc Security Deposit within ten (10) days after written notice that Landlord inlcnd~ to draw down on the existing Letter· of Credit) and retain the proceeds thereof as substitute securit}'. subject to rhe provision$ of this Article XXVTll, provided that Landlord shall invest any amounts so drnwn or otherwise posted by Tenant nnd not immediately thereafter applied to curi; any default Ol lo pay dnmsges then due illld payable in a mutual fund designated by Landlord lhat invests solel}' in U.S. Trcosury bills. Following any such drnw by Londlord, Tenant may, and at Landlord's option shall1 obtain a Replacement L!C in the amount of the Security Deposit from a bank that satisfies the Minim.um Rating Requirement and upon issuing of snme to Landlord, Landlord ~hnlt return such funds drawn by Landlord, together with all interest accrued thereon in accordance witb this Article XXVlll. ARTICLfo: XXIX !u!rultjonally Omitted ARl'lCLEXXX Tax nnd Energy Incentive P1·ogrnm SF:CTlON 30. l Tax and Energy Jnce11tive Program. Should Landlord, in its sole discretion, elect to apply for any benefiis under {i) The industrial and Commercial Abnteme11t Program of New York City (the "ICAP") and/or any other such incentive pro,E:,tram, (collectively with the ICAP, the •·1ncentive Programs"): (A) Tenant shall, in order lo assisL Landlord in obtaining ;:u1y incentives, abatement, discounts, subsidies or refunds, 0) promptly execute and file any necessary documents associated therewith; (ii) cause its agents to execute such applicable documents; and (iii) follow all required procedures and time lines in the execution of such documents reasonably requested by Landlord. (B) Notwithstanding anything contained hcrcin lo the contrnry, Landlord shall not be required to apply for any such Incentive Programs and has made no representations to Tenant with respect t-0 sucl, Incentive Programs, S9

ARTICLE XXXI

Anti-Terrorism Requirements

SECTION 31.1 Anti-Terrorism Requirements. Tenant represents and warrants that (i) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them, is listed on the list maintained by the Unites States Department of the Treasury, Office of Foreign Assets Control (commonly known as the OFAC List) or otherwise qualifies as a person with whom business by a United States citizen or resident is prohibited and (ii) neither Tenant nor any person who owns any direct or indirect beneficial interest in Tenant or any of them is in violation of any to anti-money laundering or anti-terrorism statute, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, U.S. Public Law 107-56 (commonly known as the USA PATRIOT Act), and the related regulations issued thereunder, including temporary regulations, all as amended from time to time.

ARTICLE XXXII

No Recordation

SECTION 32.1 No Recordation. This Lease shall not be recorded. The recordation of this Lease by Tenant shall constitute a default by Tenant under this Lease.

ARTICLE XXXIII

Guaranty

SECTION 33.1 Guaranty. Concurrently with the execution of this Lease by Tenant, and as a condition to the effectiveness hereof, Tenant has caused the Guaranty of Lease in the form annexed hereto as Exhibit D to be signed and delivered to Landlord by HF Group Holding Corporation ("Guarantor").

ARTICLE XXXIV

Confidentiality

SECTION 34.1 Confidentiality. Landlord covenants and agrees not to communicate the terms or any aspect of this Lease to any person or entity without the express written consent of Tenant; provided, however, that Landlord may, without consent, disclose the terms hereof (a) to its respective advisors, consultants, attorneys, accountants, and lenders (the "Transaction Parties") without the express written consent of Tenant, and (b) if disclosure is required by law or by regulatory or judicial process.

60

[Signafure Page Immediately Follows] 61

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD:

825 BROADWAY REALTY, LLC

By: ______________________
Name: Aaron Jacobi
Title: Member

By: ______________________
Name:
Title:

SAMAYABENELI RE LLC

By: ______________________
Name:
Title:

AS 2 EAST 30, LLC

By: ______________________
Name:
Title:

273 YOCO LLC

By: ______________________
Name:
Title:

UBA 2 EAST 30, LLC

By: ______________________
Name: Uzi Ben Abraham
Title: Member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C.E.O

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD:

825 BROADWAY REALTY, LLC

By: ____________________
Name: Aaron Jacobi
Title: Member

By: ____________________
Name: Abraham jacobi
Title: Member

SAMAYABENELI RE LLC

By: ____________________
Name:
Title:

AS 2 EAST 30, LLC

By: ____________________
Name:
Title:

273 YOCO LLC

By: ____________________
Name:
Title:

UBA 2 EAST 30, LLC

By: ____________________
Name: Uri Ben Abraham
Title: Member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C.E.O

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD:

825 BROADWAY REALTY, LLC

By: ______________________
Name: Yaron Jacobi
Title: Member

By: ______________________
Name:
Title:

SAMAYA VENTURE LLC

By: ______________________
Name:
Title: Member

AS 2 EAST 30, LLC

By: ______________________
Name:
Title:

273 YOCO LLC

By: ______________________
Name:
Title:

UBA 2 EAST 30, LLC

By: ______________________
Name: Wi. Ben Abrahan
Title: Member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C.E.O

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD

825 BROADWAY REALTY, LLC

By: ______________________
Name: Yaron Jacobi
Title: Member

By: ______________________
Name:
Title:

SAMAYABENELI RE LLC

By: ______________________
Name:
Title:

AS 2 EAST 30, LLC

By: ______________________
Name:
Title:

273 YOCO LLC

By: ______________________
Name: Meir Cohen
Title: Authorized Signatory

UBA 2 EAST 30, LLC

By: ______________________
Name: Uzi Ben Abraham
Title: Member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C.E.O

IN WITNESS WHEREOF, Landlord and Tenant have set their hands, the day, month and year first above written.

LANDLORD:

825 BROADWAY REALTY, LLC

By: ____________________
Name: Yaron Jacobi
Title: Member

By: ____________________
Name:
Title:

SAMAYABENELI RE LLC

By: ____________________
Name:
Title:

AS 2 EAST 30, LLC

By: ____________________
Name: ARIEL SCHUSTER
Title: MEMBER

273 YOCO LLC

By: ____________________
Name:
Title:

UBA 2 EAST 30, LLC

By: ____________________
Name: Uri Ben Abraham
Title: Member

TENANT:

ANHEART INC.

By: Jianping AN
Name: Jian Ping An
Title: C.E.O

TENANT NOTARIZATION

STATE OF NEW YORK)
) ss.:
COUNTY OF QUEENS)

On the 5th day of June in the year 2018, before me, the undersigned a Notary Public in and for said state, personally appeared JianPing An, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 20 21

Jing Ye
Notary Public

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EXHIBIT B

Landlord's Work

At Landlord's sole expense, Landlord shall perform or cause the performance of the following work:

Preparation of the basement and ground floor portion of the Premises to a vanilla box condition, with demising walls with sheetrock filling, and providing adequate utilities stubbed in accordance with plans and specifications therefor submitted by Tenant to Landlord ("Tenant's Ground Floor Plans"), not later than forty-five (45) days from the date of this Lease (the "Outside Ground Floor Plan Submission Date"), for Landlord's approval; provided, however, that if Tenant's Ground Floor Plans shall not be submitted to Landlord by the Outside Ground Floor Plan Submission Date, the Rent Commencement Date shall be advanced by one (1) day for each day after the Outside Ground Floor Plan Submission Date until the date that Tenant's Ground Floor Plans are submitted to Landlord.

Installation of new floor, a kitchenette, and partitions in the second floor portion of the Premises in accordance with plans and specifications therefor submitted by Tenant to Landlord ("Tenant's Second Floor Plans"), not later than thirty (30) days from the date of this Lease (the "Outside Second Floor Plan Submission Date, for Landlord's approval; provided, however, that if Tenant's Second Floor Plans shall not be submitted to Landlord by the Outside Second Floor Plan Submission Date, the Rent Commencement Date shall be advanced by one (1) day for each day after the Outside Second Floor Plan Submission Date until the date that Tenant's Second Floor Plans are submitted to Landlord.

Installation of the new HVAC system for the first floor and second floor of the Premises.

Arrangement of asbestos inspection and ACP-5 filing.

Renovation of the façade and storefront of the Building similar to the next building at 277 5th Avenue, New York, NY.

Installation of sprinklers as required by applicable building codes if and only if such installation is required by such codes for the use of the Premises permitted by the current certificate of occupancy for the Building.

EXHIBIT C

Rules and Regulations

1. Compliance With Laws. Tenant agrees to observe and perform all insurance requirements and comply with all Laws pertaining to Tenant's business or Tenant's use of the Premises, including, among others, all requirements concerning health and safety standards and environmental protection, all requirements under the Americans With Disabilities Act, and the obtaining of all permits required by applicable law.

2. No Discrimination. Tenant agrees, in the conduct of Tenant's business, not to discriminate against or segregate (or to permit anyone acting under the color of Tenant's authority to discriminate against or segregate) any person on account of sex, sexual orientation, age, race, color, creed, religion, marital status, ancestry or physical handicap. This covenant also governs Tenant's employment practices and selection of suppliers and contractors.

3. Rights of Access. Landlord and Landlord's experts/consultants may enter the Premises at any time in case of an emergency and otherwise at reasonable times, in order to inspect the condition of the Premises, to verify Tenant's compliance with this Lease and applicable law and to effect required or necessary repairs. Any such entry will be at Landlord's expense unless it reveals a violation of applicable law or a condition that if not promptly remedied would result in a default under this Lease. As long as Landlord acts in good faith and with reasonable care, no such entry shall constitute an eviction or disturbance of Tenant's possession nor render Landlord liable to Tenant.

4. Building Additional Reserved Rights. Landlord reserves the following additional rights: to change the character, use and quality standards of the Premises; to change the name or street address of the Premises; to require additional measures to control access to and from Premises; to rearrange, relocate, close or change corridors, elevators, stairs, lavatories, doors, lobbies, entrances or exits to the Premises; and at reasonable times, to exhibit the Premises to prospective lessees, purchasers or others.

5. No Solicitation. Tenant acknowledges Landlord's legitimate interest in preventing solicitation from and around the Premises and in, from and around the Building. Tenant agrees not to solicit or permit customer solicitation, canvassing or peddling by any persons stationed in or near the entrance to the Premises, or otherwise in the immediate vicinity of the Building.

6. Distress Sales. Tenant must not conduct or permit on the Premises any auction, fire, bankruptcy, going out of business or relocation sale, or any similar distress sale, whether or not otherwise permitted by applicable law.

7. Access. Tenant must not obstruct or encumber any areas of the Building outside the Premises, nor use them for any purpose other than entering and leaving the Premises. If the Premises are accessible from a public sidewalk, Tenant is responsible for keeping the areas directly in front of the Premises clean and free from ice, snow, dirt, rubbish and other accumulation and in compliance with all laws.

8. Miscellaneous. Tenant must not cover or obstruct the sashes, sash doors, skylights, windows and doors that reflect or admit light into areas of the Premises, nor shall Tenant place or permit parcels, bottles or other articles on the window sills. Tenant must not throw anything out of the doors, windows or skylights of the Premises.

9. Plumbing Fixtures. Plumbing fixtures must be used only for their generally accepted purposes. Tenants are responsible for damages resulting from the acts, abuse or misuse of these fixtures by Tenant, its agents, contractors, employees, sublessees, licensees or invitees.

10. Defacing Prohibited. Tenant must not in any way deface any part of the Premises or the Building. Floor coverings of any kind may only be used in a manner, and with such adhesives, as Landlord first approves.

11. Vehicles; Animals. No bicycles, vehicles, animals, birds or fish shall be permitted in the Premises, except aids for the disabled.

12. Objectionable Odors. Tenant must not cause or permit any unusual or objectionable odors to be produced or to emanate from the Premises.

13. Disturbing Noises. Tenant must not make or permit any unseemly or disturbing noises or otherwise disturb or interfere with other tenants, guests and patrons of the Building. Tenant must not place or permit antennae of any kind, loud speakers, sound amplifiers, flashing lights or spotlights on the roof or inside or outside of the Premises.

14. Locking Mechanisms. Tenant must not place additional gates, locks or bolts of any kind upon any doors or windows outside Tenant's Premises, nor shall Tenant change existing locks or their mechanisms. Upon expiration of the Term, Tenant must return all keys to such areas either furnished to or otherwise procured by Tenant. If Tenant loses any key furnished to Tenant by Landlord, Tenant must replace it or promptly pay Landlord its cost. Upon termination of this Lease or Tenant's right to possession, Tenant must surrender to Landlord all keys and combinations used by Tenant in connection with the Premises and otherwise advise Landlord as to the operation of all locks, combination or otherwise, on safes, cabinets, doors and vaults in the Premises.

15. Freight. All movement of bulky materials or items to and from the Premises must take place during hours Landlord determines. Landlord reserves the right to inspect all freight to be brought into the Premises and to exclude from the Premises all freight that violates this Lease. Unless equipped with rubber tires and side guards, hand trucks are not to be used in the Premises. Tenant must not permit such use. Tenant must not take or permit supplies, merchandise, fixtures, equipment, appliances or trash to be taken in or out of the Premises except through proper service doors designated by Landlord. Tenant must also comply with Landlord's reasonable instructions concerning parking, loading and unloading in or around the Premises.

16. Prohibited Uses. Tenant must not use or permit the Premises to be used for possessing, storing, making, using, selling or giving away narcotics or controlled substances of any kind, as an employment bureau or for any illegal or immoral purpose. Tenant must not engage or pay any employees on the Premises except those actually working for Tenant on the Premises.

17. Use of Landlord's Employees. Tenant must not request Landlord's employees to perform any work for Tenant or to do anything outside of their regular duties without first obtaining Landlord's written consent. If Landlord makes its employees available to assist Tenant. Tenant must promptly pay Landlord for their employee's services at reasonable hourly rates.

18. Window and Door Coverings. Tenant may install awnings, shades, Venetian blinds or window or door coverings of any kind only with Landlord's prior written approval. If so installed, Tenant must maintain them in good and attractive condition, at Tenant's cost and risk.

19. Floor Overloading. Tenant must not overload any floor.

EXl:lllllTD GUARANTY This Guaranty ("Guaranty") is made a.s of the 2nd day of July, 2018 by HF Group Holding Corporation1 a North Carolina corporation (''Guarantor"), having an office at 6001 West Market Street, Greensboro, North Carolina 27409, in favor of 825 Broadway Realty,LLC, Samayabeneli RE LLC, S 2 East 30, LLC, 273 Yoco LLC, and UBA 2 East 30, LLC (collectively, "Landlord"), having an office c/o Premier Equities, 1151 Broadway, Suite 2S, New York1 New York 10001, with respect to, in consideration of, and as inducement for, the leasing of certain premises (the ''Premises'') as described in the Lease (defined below) located in the building commonly known as 275 Fifth Avenue, New York. New York, by Landlord to Anheart Inc. (together with any assigns or successor thereto, "Tenant") pursuant to that certain lease (as such lease may be amended, restated, supplement~ extende.d., renewed or otherwise modified from time to time, the "Lease") dated as of even date herewith between Landlord and Tenant. Guarantor represents and warrants to Landlord that Tenant is a wholly-owned subsidiary of Guarantor and Guarantor will derive material benefits frotn Landlord•s decision to enter into the Lease with Tenant and acknowledges that Landlord would not have entered into the Lease with Tenant if Guarantor had not executed and delivered this Guaranty of Tenant's obligations under the Lease to Landlord concurrently with the execution and delivery of the Lease. Capitalized terms used but not defined in this Guaranty have the meanings given to them in the Lease, 1. Guarantor hereby represents and warrants to Landlord as follows: (a.) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of New York. Guarantor has all requisite power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business substantially as now being or as proposed to be conducted and is qualified to do business and is in good standing in each location where such qualification is necessary to carry on its business. (b) The making and performance by Guarantor of this Guaranty docs not and will not result in a breach of, or require any consent under, the charter or by-laws of Guarantor or any applicable law or regulation, or any other order; writ., injunction or decree of any court or other governmental authority, or result in the creation or imposition of any lien upon any property of Guarantor. The execution. delivery and performance by Guarantor of this Guaranty do not and will not result in a breach of, or require any consent under, any agreement, document or instrument to which Guarantor is a party or by which Guarantor or its property is bound. (c) Guarantor has all necessary corporate power to make and perform its obligations under this Guaranty; the making and perfonnance by Guarantor of this Guaranty has been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid and binding obligation, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) There are no conditions precedent to the effectiveness of this Guaranty that have not been either satisfied or waived.

2. Guarantor hereby unconditionally and irrevocably guarantees to Landlord, its successors and/or assigns (i) the full and prompt payment of all Rent, including sums that would be due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), (ii) the full and prompt performance of all other obligations owed by Tenant pursuant to the Lease, (iii) the completion of Tenant's Work free of all liens, mortgages and encumbrances and (iv) all amounts, damages, costs and expenses arising from the holding over by Tenant (or any person or entity claiming by, through or under Tenant) in the Premises (or any portion thereof) (the payment of Rent and all other obligations referred to in clauses (i), (ii), (iii) and (iv) of this sentence are hereinafter referred to as the "Obligations"). If Tenant shall fail to pay or perform any Obligation as required pursuant to the terms of the Lease, then, irrespective of any defense or any right of set-off, credit or claim that Guarantor may have against Landlord, Guarantor shall forthwith upon demand by Landlord pay or perform such Obligation.

3. This Guaranty is absolute, unconditional and irrevocable. Notwithstanding (i) any agreement or stipulation between Landlord and Tenant or their successors or assigns extending the time of performance or modifying any of the terms, covenants or conditions contained in the Lease on the part of Tenant to be performed, (ii) any renewal or extension of the Lease pursuant to an option granted in the Lease, (iii) any waiver by or failure of Landlord to enforce any of the terms, covenants or conditions contained in the Lease or any of the terms, covenants or conditions contained in any modifications thereof, (iv) any assignment of the Lease or any subletting of all or any part of the Premises, (v) any holdover by Tenant beyond the term of the Lease, (vi) any consent, indulgence or other action, inaction or omission under or in respect of the Lease, or (vii) any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant or Landlord or their respective successors or assigns whether or not notice thereof is given to Guarantor, Guarantor shall continue to be liable under this Guaranty.

4. The liability of Guarantor under this Guaranty shall be an absolute, direct, immediate and unconditional guaranty of payment and performance and not of collectability, and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or other documents or instruments relating to the obligations hereby guaranteed or the pursuit by Landlord of any remedies Landlord may have.

5. Guarantor hereby waives (i) diligence, presentment, demand of payment and protest; (ii) all notices to Guarantor, Tenant or any other person (whether of nonpayment, termination, acceptance of this Guaranty, default under the Lease or any other matters relating to the Lease, the Premises or related matters, whether or not referred to herein, and including any and all notices of the creation, renewal, extension, modification or accrual of any Obligations contained in the Lease) and (iii) all demands whatsoever. Guarantor agrees that its obligations hereunder shall not be affected by any circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Notwithstanding the foregoing, Landlord shall be obligated to notify Guarantor of any default by Tenant under the Lease prior to making a claim against Guarantor hereunder with respect to the obligation or action of Tenant that is the basis for such default, which, notwithstanding the provisions of Section 7 below, notice may be transmitted to Guarantor be electronic mail sent to easternfreshnj@gmail.com.

6. No failure or delay on the part of Landlord in exercising any right, power or privilege under this Guaranty shall operate as a waiver of or otherwise affect any such right, power or privilege nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7. Subject to Section 5 above, any notice to or demand of Guarantor hereunder shall be delivered by hand or overnight courier service, mailed by certified or registered mail, to Guarantor at the address set forth above, or to such other address as Guarantor shall furnish in writing to Landlord. Any such notice or demand shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery as provided herein or the date delivery is first attempted but cannot be made due to a change of address of which no notice was given.

8. This Guaranty may be enforced by Landlord without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the remedy provisions of the Lease or otherwise, and Guarantor hereby waives the right to require Landlord to proceed against Tenant, to exercise its rights and remedies under the Lease, or to pursue any other remedy or enforce any other right at law or in equity. Nothing herein contained shall prevent Landlord from suing on the Lease or from exercising any other rights available to it under the Lease, and the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Guarantor understands that the exercise by Landlord of certain rights and remedies contained in the Lease may affect or eliminate Guarantor's right of subrogation against Tenant and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder; nevertheless Guarantor hereby authorizes and empowers Landlord to exercise in its sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional.

9. Whenever Guarantor shall make any payment to Landlord hereunder on account of any liability hereunder, Guarantor shall notify Landlord in writing that such payment is made under this Guaranty for such purpose. It is understood that Landlord, without impairing this Guaranty, may, subject to the terms of the Lease, apply payments from Tenant or from any reletting of the Premises upon a default by Tenant, to any due and unpaid Rent or other charges or to such other obligations owed by Tenant to Landlord pursuant to the Lease in such amounts and in such order as Landlord, in its sole and absolute discretion, determines, provided that any amount so paid and applied reduces the aggregate outstanding liabilities of Tenant under the Lease by such amount.

10. Until the Obligations shall have been indefeasibly pnid i.n lull, Guarantor shall withhold t:xcrcise of (o) uny right of subrogation ngains\ Tenant, (b} any right of contribution Guarnntor may have against any other guarantor of the Obligulions. (c) any right to enforce .:.ny remedy which Landlord now has or may hereafter have against Tenant or (d) any benefit of. and any right to pat1lcipatc in, any security now or hereafter hold by Landlord or the Lease. Guarantor further agrees that, to lhe extent the waiver of its rights of subrogation and contribution as set forth herein is foUhd by a court of competent jurisdiction ro be void or voidable for any reason, any rights of subrogation G\taranior may have against Tcnnnt or against any eolfalcral or security . .ind any rights of contribution Gunrnntor may have against nny such oth~r guarantor, shall be junior and suhotdinate 10 any rights Lnndlord may have .igainsl Tenant, to all right1 title and interest Landlord ma, have in any such colluteral or sccUfity, and to uuy rights Landlord may have agn111~t such C'lther gu£1rantor. Landlord may use. sell or dispo:'lc of nny i1cm cif collateral or security as it sees tit without rcg,ird ttl any subrogation tights Guarantor may have, und upon any such disposition or sate :-mr rights of subrogation Guurantor may ho.\:c ns the: result of the payment or perfom,~nce of Tennnf s obligmions under the Lcusc shall te1minate. Lf any amount s.hnll be pnid to G~mrantor on account of any such subrogation rights at any time when alJ Obligntions shall not have been paid in full; ~uch amolJt'lL shall be held lu trust for Lam.lion! and shall forth,vith be: p,1id over to Landlord to be credited und applied against the Obligations, whelhct matured or unnu1.tured. in accordance with the terms of the Lease or any appl.icubk security ugi:ci:ment, 11. This Guaranty is 11. continuing giinronty ond sh.ilJ remain in effect until nil of the Obligations shall have bt!en indefeasibly paid in f-ull in accordance with the tenns of the Lc11se and Tenant shall have no funher obligations under, pursuant to, or in connedion whh, the Lca.sc. 12. This Guaranty shall continue in full lbrcc and be binding, upon Guarantor. its successors ru1d as.signs. 13. This Gu!lfanty shall inure to the bcneti1 of Landlord and its successors and assigns and to any mortgagee or beneficiary under a deed of trust to which the Lease has been assigned and their respective successors and assigns. 14. Guarantor agrees that it v.~11. at nny time and from time to time, within five (5) days following \\Titten request by Landlord. execute, acknowledge and deliver to Landlord ar to such persons as Landlord may direct, a statement certifying that this Guaranty is unmodified and in foll lorce and effect (or if there have becu modificatiuui;_, Lhat the !iaint: ii. in full force and effect as modified and seating such modifications). Guarantor agrees that such certificates may be relied on by any person holding or pmpomng to ncquire uny direct or indirect inLeresl in the Lease or making a loan to Landlord. 1-S. Guarantor shull pay all the reasonable atlome;•s' fees, charges and e:i:penses and all other costs and expenses which are incurred by or on behalf of Llllldlord in the enforcement of lhis Guaranty whether or not a lawsuit or other proceeding is conunenced. Fees ba!ied on the rates customarily paid by Landlord to its counsel shall be deemed to be reasonable for purposes of this Guaranty.

16. All rights, duties, benefits, and privileges arising hereunder shall be construed according to the internal laws of the State of New York without reference to its conflicts of laws provisions.

17. Guarantor is not entitled to immunity from judicial proceedings and agrees that, should Landlord or any of its successors or assigns bring any suit, action or proceeding in the State of New York or any other jurisdiction to enforce any obligation or liability of Guarantor arising, directly or indirectly, out of or relating to this Guaranty, no immunity from such suit, action or proceeding will be claimed by or on behalf of Guarantor.

18. Every provision of this Guaranty is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Guaranty.

19. (a) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any bankruptcy, reorganization or insolvency proceeding of or against Tenant (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor and Landlord that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty shall be determined without regard to any rule of law or order which may relieve Tenant of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such interest accruing after the date on which such proceeding is commenced.

(b) Guarantor's obligations under this Guaranty shall be unaffected by any discharge or release of Tenant, its successors or assigns, or any of their debts, in connection with any bankruptcy, reorganization, or other insolvency proceeding or assignment for the benefit of creditors, any rejection or disaffirmation of the Lease in any bankruptcy, reorganization or other insolvency proceeding or assignment for the benefit of creditors, or any reduction, modification, impairment or limitation of the liability of Tenant, its successors or assigns, or of Landlord's remedies under the Lease, in connection with any bankruptcy, reorganization or other insolvency proceeding or any assignment for the benefit of creditors.

(c) In the event that all or any portion of the Obligations are paid by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

20. Guarantor acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Guaranty, and all actions to enforce this Guaranty, may be dealt with and adjudicated in the courts of the State of New York or the Federal courts sitting in the State of New York, as Landlord may elect; and hereby expressly and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Guaranty. So far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in a manner permitted by law or permitted herein, shall be necessary in order to confer jurisdiction upon Guarantor in any such court.

21. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (b) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts. Provided that service of process is effected upon Guarantor in a manner permitted by law or as otherwise permitted herein, Guarantor agrees that final judgment (a certified copy of which shall be conclusive evidence of the fact and amount of any indebtedness) from which it has not appealed or may not appeal or further appeal in any such suit, action or proceeding brought in such a court of competent jurisdiction shall be conclusive and binding upon it and may, so far as is permitted under the applicable law, be enforced in the courts of any state or any Federal court and in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that it will not assert any defense, counterclaim or set off in any such suit upon such judgment.

22. Guarantor agrees to execute, deliver and file all such further instruments as may be necessary under the laws of the State of New York in order to make effective, the consent of Guarantor to the jurisdiction of the courts of the State of New York and the Federal courts sitting in the State of New York and the other provisions of this Guaranty.

23. Guarantor irrevocably consents to service of process in the manner provided for delivery of notices in this Guaranty. Nothing in this Guaranty will affect the right of Landlord to serve process in any other manner permitted by law. In addition, Guarantor irrevocably appoints Tenant or, if Tenant is more than one person, then any one of them, as its agent for purposes of receiving service of process in any action against Guarantor arising out of this Guaranty at Tenant's address set forth in the Lease for the giving of notices. Any such service shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given.

24. If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Tenant's obligations. A separate action may be brought or prosecuted against any Guarantor whether the action is brought or prosecuted against any other

Guarantor Ol' Tcnallt, or all, or whether any other Guarantor or Tenant, or all, are joined in the action. 25. Guarantor waives the benefit of nny srntutc of limitations affecting Guarantor's liability under this Guaranty. 26. As a further inducement to landlord to c,ucr into the lease m1d in consideration thereat: Guarnmor hereby waives trial by jury nnd the right thereto in an}' action or proceeding of any kind or nalurc, arising on, under or by reason of or relating 10, this Ouatanty ot any ,,greement collateral hereto. IN WITNESS WHEREOF, Ouarnl\\or has executed this Guaranty as of the date first above wrinen. HI~ GROUP HOLDTNG CORPORATION

State of New York )
) ss.:
County of Queens )

On the 5th day of June in the year 2018 before me, the undersigned, a Notary Public in and for said State, personally appeared Yuanyuan Wu, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

JING YE
Notary Public, State of New York
Registration #02YE6364824
Qualified In Nassau County
Commission Expires Sept. 25, 20 21

Jing Ye

Notary Public

EXHIBIT E

Fixed Rent

Part I

For the ground floor and lower level of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
First Lease Year:	$360,000.00	$30,000.00
Second Lease Year:	$360,000.00	$30,000.00
Third Lease Year:	$360,000.00	$30,000.00
Fourth Lease Year:	$400,000.00	$33,333.33
Fifth Lease Year:	$450,000.00	$37,500.00
Sixth Lease Year:	$480,000.00	$40,000.00
Seventh Lease Year:	$494,400.00	$41,200.00
Eighth Lease Year:	$509,232.00	$42,436.00
Ninth Lease Year:	$524,508.96	$43,709.08
Tenth Lease Year:	$540,244.23	$45,020.35
Eleventh Lease Year	$556,451.56	$46,370.96
Twelfth Lease Year	$573,145.10	$47,762.09
Thirteenth Lease Lear	$590,339.46	$49,194.95
Fourteenth Lease Year	$608,049.64	$50,670.80
Fifteenth Lease Year	$626,291.13	$52,190.93

For the second floor portion of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
First Lease Year:	$102,000.00	$8,500.00
Second Lease Year:	$104,040.00	$8,670.00
Third Lease Year:	$106,120.80	$8,843.40
Fourth Lease Year:	$108,243.22	$9,020.27
Fifth Lease Year:	$110,408.08	$9,200.67
Sixth Lease Year:	$112,616.24	$9,.384.69
Seventh Lease Year:	$114,868.57	$9,572.38
Eighth Lease Year:	$117,165.94	$9,763.83
Ninth Lease Year:	$119,509.26	$9,959.10
Tenth Lease Year:	$121,899.24	$10,158.29
Eleventh Lease Year	$124,337.43	$10,361.45
Twelfth Lease Year	$126,824.18	$10,568.68
Thirteenth Lease Lear	$129,360.66	$10,780.06
Fourteenth Lease Year	$137,947.88	$10,995.66
Fifteenth Lease Year	$134,586.83	$11,215.57

Part II

For the ground floor and lower level of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
Sixteenth Lease Year:	$645,079.86	$53,756.66
Seventeenth Lease Year:	$664,432.26	$55,369.36
Eighteenth Lease Year:	$684,365.23	$57,030.44
Nineteenth Lease Year:	$704,896.19	$58,741.35
Twentieth Lease Year:	$726,043.08	$60,503.59

For the second floor portion of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
Sixteenth Lease Year:	$137,260.21	$11,438.35
Seventeenth Lease Year:	$140,005.41	$11,667.20
Eighteenth Lease Year:	$142,805.52	$11,900.46
Nineteenth Lease Year:	$145,661.63	$12,138.47
Twentieth Lease Year:	$148,574.86	$12,381.24

Part III

For the ground floor and lower level of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
Twenty-First Lease Year:	$747,824.32	$62,318.69
Twenty-Second Lease Year:	$770,259.05	$64,188.25
Twenty-Third Lease Year:	$793,366.82	$66,113.90
Twenty-Fourth Lease Year:	$817,167.83	$68,097.32
Twenty-Fifth Lease Year:	$841,682.87	$70,140.24

For the second floor portion of the Premises:

Period	Annual Fixed Rent	Monthly Fixed Rent
Twenty-First Lease Year:	$151,546.36	$12,628.86
Twenty-Second Lease Year:	$154,577.29	$12,881.44
Twenty-Third Lease Year:	$157,668.84	$13,139.07

Twc111y-Founh Lcusc Sl60JU2.22 $13,401 ,RS Ycur: Twc111Y-Finh Ll.!ll~C Ycur; S1M.03H.66 $13,669.89